An offering statement pursuant to Regulation A (17 CFR 230.251, et seq.) (the “Offering Statement”) relating to the securities described herein (the “Securities”) has been filed with the U.S. Securities and Exchange Commission. Information contained in this preliminary offering circular (the “Preliminary Offering Circular”) is subject to completion or amendment. The Securities may not be sold nor may offers to buy be accepted before the Offering Statement is qualified. This Preliminary Offering Circular will not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of the Securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The issuer of the Securities may elect to satisfy its obligation to deliver a final offering circular (“Final Offering Circular”) by sending you a notice within two business days after the completion of its sale to you that contains the uniform resource locator where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular (Subject to Completion)	March 25, 2022

PRELIMINARY OFFERING CIRCULAR

Realm Metaverse Real Estate Inc.

350 Main Street, Suite A3, Lakeville CT 06039

republicrealm.com (the contents of which do not constitute part of this Offering Circular)

Up to ________ Shares of our Class B Common Stock

Aggregate Offering Price: $75,000,000

Minimum Investment: $1,000 (____________ Class B Shares)

Realm Metaverse Real Estate Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”), is conducting a Regulation A Tier 2 offering (this “Offering”) of shares of its Class B common stock (each, a “Class B Share”), par value $0.00001 per share (the “Class B Common Stock). We are offering for sale, to the public, up to _______ Class B Shares at a fixed price of $____ per share (the “Offering Price”). The minimum purchase per investor is $1,000.00 (_________ Class B Shares).

This Offering is not subject to the sale of any minimum number of Class B Shares. The Class B Shares will be available for purchase on https://republic.co (which does not constitute part of this offering circular) through a website maintained for our benefit by Republic Core LLC, a technology services company which is not acting as a broker dealer, placement agent or investment advisor with respect to this Offering. The Class B Shares will be offered principally by us, affiliates of ours and employees of ours or of our affiliates, in reliance upon the exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934 (the “Exchange Act”). No person that relies on Rule 3a4-1 and introduces friends, family members and business acquaintances to any selling agent in this Offering will receive commissions or any other remuneration from any such sales. No Company stockholder is selling Class B Shares in this Offering. We do not intend to use commissioned sales agents or underwriters in this Offering, other than in Alabama, Florida, New Jersey, North Dakota, Texas and Washington, where investors will be required by state law to purchase Class B Shares through a broker-dealer of record. Our broker-dealer of record will be Dalmore Group, LLC, a member of FINRA/SIPC and a registered broker-dealer. In consideration of its assistance in facilitating transactions in compliance with applicable state law, we will pay Dalmore Group, LLC (i) a commission of 2% of gross proceeds from transactions it facilitates, (ii) the sum of $5,000 to cover out-of-pocket costs, and (iii) a consulting fee of $20,000, due when FINRA issues a “no objections” opinion (“No Objections Opinion”) and the Securities and Exchange Commission (the “Commission”) qualifies the offering statement (the “Offering Statement”) related to this offering circular (this “Offering Circular”). We cannot estimate the amount of commissions, because they will be paid only if sales are made to investors in Alabama, Florida, New Jersey, North Dakota, Texas or Washington. In the unlikely event that all investors were from those states, the maximum commission we would pay would be $1,500,000, plus $5,000 for out-of-pocket expenses, plus the $20,000 consulting fee due upon FINRA’s issuance of a No Objections Opinion and the Commission’s qualification of the Offering Statement. Subscribers to the Offering (“Subscribers”) will not be required to pay the Commissions, which will be paid out of the Company’s proceeds of the offering.

The Class B Shares will be offered for sale on a continuous basis, pursuant to Rule 251(d)(3)(i)(F) of Regulation A (“Regulation A”) under the Securities Act of 1933 (the “Securities Act”), commencing within two calendar days after the date (the “Qualification Date”) as of which the Commission qualifies the Offering Statement. This Offering will continue until the earliest of (i) the 180th day after the Qualification Date (though we may, in our sole discretion, extend this Offering one or more times), (ii) the date as of which all Class B Shares offered by this Offering Circular have been sold and (iii) any such earlier time as we may determine in our sole discretion, regardless of the number of Class B Shares sold and the amount of capital raised. We intend, but are not required, to conduct an initial closing of sales made under this Offering within 30 days after the Qualification Date and, thereafter, to conduct additional closings on an intermittent basis, with at least one, but no more than two, such closings being conducted in each subsequent 30-day period until this Offering is completed. At each closing, Class B Shares will be delivered via electronic book entry to investors that have tendered funds for them, and such funds will become available to us immediately. If we sell all of the ______ Class B Shares we are offering and no Class B shares are sold through Dalmore Group, LLC, our net proceeds will be $74,750,000. The Company is accepting United States dollars (sent in the form of wire or ACH transfer of immediately available funds to the account maintained for the benefit of this Offering) as consideration for the Offering. The Company, through the website maintained for the benefit of the Offering, will also provide means for subscribers to use USD Coin (“USDC”) as consideration, which will be converted into cash before being sent via wire or ACH transfer to the account maintained for the benefit of the Offering (the “Account”). All consideration received in the Offering will be placed into the Account, which will be maintained by an escrow agent to be named later (“Escrow Agent”). All funds raised will become available to us and will be used as described under “Use of Proceeds.” Investors are advised that unless their subscriptions are rejected, they will not be entitled to a return of their subscription funds and could lose their entire investment. Returns of subscriptions made via conversion of USDC to cash will be made in USDC, with a third-party service provider converting the cash to USDC and directing the converted USDC back to the subscriber at the Company’s direction.

Class B Shares will be issued in book-entry electronic form only. We intend to engage a transfer agent and registrar for all of the Company’s securities.

Realm Metaverse Real Estate Inc. is a corporation which is aiming to achieve attractive risk-adjusted returns primarily by acquiring, managing, developing (through digital enhancement), and selling digital assets, which are programmed to represent virtual property holdings (“metaverse property holdings”), in the form of non-fungible tokens (“NFTs”) across various crypto-based virtual worlds (“metaverses”). The Company’s metaverse property holdings, together with other assets it may own, are sometimes referred to herein as “Portfolio Assets.” The Portfolio Assets are not holdings in, nor do they entitle a holder to, any direct or indirect interests in physical world real estate assets or land. Certain aspects of the Company’s business activities are managed by Republic Realm Manager, LLC (the “Manager”), directly and through its agents and control persons.

If any subscriptions are rejected, the associated sale proceeds will be returned to the related investors, without interest. Otherwise, because this Offering is not conditioned on the sale of any minimum number of Class B Shares, proceeds from the sale of Class B Shares will be retained by the Company.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to visit www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THIS OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public		Underwriting Discount and Commissions		Proceeds to Company(2)	Proceeds to Other Persons
Per Class B Share:	$		$0.00	(1)	$	$0.00
Total Minimum:		N/A	N/A	(1)	N/A	N/A
Total Maximum:	$		$0.00	(1)	$	$0.00

(1)	This Offering is not subject to the sale of any minimum number of Class B Shares. The Class B Shares will be offered principally by us, affiliates of ours and employees of ours or of our affiliates, in reliance upon the exemption from registration contained in Rule 3a4-1 under the Exchange Act. We do not intend to use commissioned sales agents or underwriters in this Offering, other than in Alabama, Florida, New Jersey, North Dakota, Texas and Washington, where investors will be required by state law to purchase Class B Shares through a broker-dealer of record. Our broker-dealer of record will be Dalmore Group, LLC, a member of FINRA/SIPC and a registered broker-dealer. In consideration of its assistance in facilitating transactions in compliance with applicable state law, we will pay Dalmore Group, LLC (i) a commission of 2% of gross proceeds from transactions it facilitates, (ii) the sum of $5,000 to cover out-of-pocket costs, and (iii) a consulting fee of $20,000, due when FINRA issues a No Objections Opinion and the Commission qualifies the Offering Statement. We cannot estimate the amount of commissions, because they will be paid only if sales are made to investors in Alabama, Florida, New Jersey, North Dakota, Texas or Washington. In the unlikely event that all investors were from those states, the maximum commission we would pay would be $1,500,000, plus $5,000 for out-of-pocket expenses, plus the $20,000 consulting fee due upon FINRA’s issuance of a No Objections Opinion and the Commission’s qualification of the Offering Statement.

(2)	The amounts shown are before deducting our organization and offering costs, which include legal, accounting, printing, due diligence, marketing, consulting, referral fees, selling and other costs incurred in this Offering.

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF CERTAIN STATES. THE SHARES ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH STATE LAWS. THE SHARES MAY BE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH STATE LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The Company is an early-stage company. As of the date of this Offering Circular, no public market exists for the Class B Shares, and no such public market may ever develop. If it does, it may not be sustained. As of the date of this Offering Circular, the Class B Common Stock is not traded on any exchange or on the over-the-counter market, and we can provide no assurance that it will ever be quoted on a stock exchange or a quotation service. We anticipate that proceeds from this Offering will be employed as outlined in “Use of Proceeds” and “Description of Business.” For more information on the Class B Shares, see “Securities Being Offered.”

These are speculative securities. Investing in them involves significant risks. You should invest in them only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 6.

This Offering Circular follows the offering circular disclosure format of Part II of Form 1-A.

Realm Metaverse Real Estate Inc., 350 Main Street, Suite A3, Lakeville CT

06039, 212-401-6930

Offering Circular Dated March 25, 2022

Implications of being an Emerging Growth Company

As an issuer with less than $1 billion in total gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). This will be significant if and when we become subject to the ongoing reporting requirements of the Exchange Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements analyzing how these elements compare with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements;

●	will be exempt from certain executive compensation disclosure provisions requiring a pay for performance graph and CEO pay ratio disclosure; and

●	may present only two years of financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations (or MD&A) disclosure.

We intend to take advantage of all these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and we hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act or until such earlier time, if any, as we no longer meet the definition of an emerging growth company. We would no longer be an emerging growth company if our revenues exceeded $1.07 billion; if we issued more than $1.0 billion in nonconvertible debt in a three-year period; or if the market value of the common stock of the Company held by the public exceeded $700 million as of our fiscal year-end.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART, AND ITS USE FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN THE SECURITIES IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

ADVICE OF FORWARD-LOOKING STATEMENTS

Certain statements in this Offering Circular constitute forward-looking statements. When used in this Offering Circular, the words “may,” “will,” “should,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “expect,” “continue,” and similar expressions or the negatives thereof are generally intended to identify forward-looking statements. Such forward-looking statements, including the intended actions and performance objectives of the Company, involve known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance, or achievements of the Company to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. No representation or warranty is made as to future performance or such forward-looking statements. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectation with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those that we anticipate and that are expressed or implied by the use of such forward-looking statements and, for many reasons, are subject to certain risks. All forward-looking statements in this Offering Circular speak only as of this Offering Circular’s date, based on information available to us (taking into consideration that certain information is unknown or not available to us) as of the date hereof, and we assume no obligation to update any forward-looking statement or information contained in this Offering Circular.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	national, international and local economic and business conditions that could affect our business;

●	markets for our products and services;

●	our financing activities, including through the continuing sale of Class B Shares;

●	our tax status;

●	industry developments affecting our business, financial condition and results of operations;

●	our ability to compete effectively;

●	governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations;

●	our ability to continue as a going concern; and

●	our ability to continue to source and purchase digital tokens representing parcels in a virtual landscape and properly develop them (through digital enhancement), lease them to third parties (through the grant of intellectual property licenses for their use or partial use) and sell them for a profit.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be given to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements in order to update our forward-looking statements beyond the date of this Offering Circular.

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SUMMARY OF OFFERING

This Summary of Offering highlights information contained elsewhere in this Offering Circular and does not contain all of the information you should consider before investing in the Class B Shares. Before making an investment decision, you should read this entire Offering Circular carefully, including the “Risk Factors” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the financial statement and the notes to the financial statement. An investment in the Class B Shares presents substantial risks and you could lose all or substantially all of your investment.

Realm Metaverse Real Estate Inc. (the “Company,” “we,” “us” or “our”) is a Delaware corporation formed on March 9, 2021 under the name “Republic Realm Inc.” It changed its name to Realm Metaverse Real Estate Inc. on September 28, 2021. The Company’s business objective and strategy (the “Business Objective”) is to achieve attractive risk-adjusted returns primarily through the acquisition, management, development and sale of digital assets programmed to constitute metaverse property holdings, in the form of NFTs across various metaverses. The Company’s holdings are sometimes referred to herein as “Portfolio Assets.”

Republic Realm Manager, LLC, a Delaware limited liability company controlled by Everyrealm Inc. (an entity formed on September 28, 2021 under the name Republic Realm Inc., after the Company changed its name to Realm Metaverse Real Estate Inc., thus making its former name available, and renamed Everyrealm Inc. on February 3, 2022), has been engaged as the manager (the “Manager”) to the Company to provide management services to the Company in accordance with a management agreement (the “Management Agreement”). Under the Management Agreement, the Manager has been appointed by the Company to be its manager with respect to the Company’s assets, the Manager’s duties consisting of (i) assisting in screening and evaluating business proposals and opportunities for the Company, (ii) assisting as needed in respect of transactions under which the Company makes investments, (iii) monitoring the holdings of the Company, and (iv) evaluating liquidity options and dispositions for assets held by the Company. The Manager owns all outstanding shares of Class A common stock of the Company (the “Class A Common Stock”) and, by virtue of that ownership, has effective control of the Company as of the date of this Offering Circular. Two individuals who are directors, and one who is an agent, of Everyrealm Inc. (collectively, the “Principals”) are the directors and executive officers of the Company.

The Company is hereby offering up to ______ shares of Class B common stock (each, a “Class B Share”), par value $0.00001 per share (the “Class B Common Stock”). The Class A Common Stock and Class B Common Stock are referred to, collectively, in this Offering Circular as the “Common Stock.”) As of the date of this Offering Circular, no public market exists for the Class B Shares, and no such public market may ever develop. An investment in the Class B Shares involves a high degree of risk. You should purchase Class B Shares only if you can afford to lose your entire investment (see “Risk Factors” beginning on page 6 of this Offering Circular).

The Class B Shares will be offered for sale on a continuous basis, commencing within two calendar days after the date (the “Qualification Date”) as of which the Commission qualifies the Offering Statement. The Company will offer the Class B Shares for sale until the earliest of (i) the 180th day after the Qualification Date (though we may, in our sole discretion, extend this Offering one or more times), (ii) the date as of which all Class B Shares offered by this Offering Circular have been sold and (iii) any such earlier time as we may determine in our sole discretion, regardless of the number of Class B Shares sold and the amount of capital raised. We intend, but are not required, to conduct an initial closing of sales made under this Offering within 30 days after the Qualification Date and, thereafter, to conduct additional closings on an intermittent basis, with at least one, but no more than two, such closings being conducted in each subsequent 30-day period until this Offering is completed. At each closing, Class B Shares will be delivered via electronic book entry to investors that have tendered funds for them, and such funds will become available to us immediately. The period during which the Company is offering Class B Shares for sale is referred to in this Offering Circular as the “Offering Period.” The Company is offering, for sale, Class B Shares with an aggregate Offering Price of $75,000,000 (see “Plan of Distribution”). Unless the Offering Period is terminated earlier in accordance with this Offering Circular, this Offering will end on the date on which the Company has accepted subscriptions for ________ Class B Shares. During the Offering Period, unless the terms of this Offering are revised, Class B Shares will be offered at $______ per share (the “Offering Price”).

The Offering will be subscribed to with cash or by wire or ACH transfer of immediately available funds to the Account. The Company will, through the website maintained for the benefit of the Offering, provide means to accept USDC, which will be processed by Bitpay, Inc. (“BitPay”) and deposited in the form of cash into the Account until such time as there is a closing. The Company is a party to a service agreement with BitPay that requires it to convert into U.S. dollars all USDC received in connection with this Offering within two hours. The Company is also a party to a service agreement with an Escrow Agent, which requires the Escrow Agent to maintain a bank account for the benefit of this Offering, and to make funds available to us at our request, i.e. at the time of each closing.

3

All USDC received in connection with subscriptions for Class B Shares will be held by BitPay for the benefit of this Offering until transferred to the Escrow Agent or returned to a Subscriber. In the event of a rejection of a subscription that was paid in USDC, the Company will direct BitPay to convert the U.S. dollars that resulted from the conversion of the USDC paid in connection with the rejected subscription back into USDC, and then return the USDC to the investor. In connection with our services agreement with BitPay, BitPay converts USDC to U.S. dollars and U.S. dollars to USDC virtually instantaneously and pre-discloses the conversion rate, which is typically, and is expected to be, 1:1. The Company does not anticipate any variability in settlement price, but any such risk would be borne by the investor. Investors will bear any “gas” or transactional fees associated with the return of funds. “Gas” fees refer to transaction fees paid to the blockchain protocol effectuating a transfer, and no gas fees are paid to the Company, or in respect of any subscription. There is no maximum amount of gas fee. However, we anticipate that the total gas fee paid by an investor will represent no more than 1% of such investor’s subscription amount, based on the minimum purchase price per investor set forth on the cover page of the Offering Circular. The Company reserves the right, in its sole discretion, to discontinue accepting any specific type of consideration. The Company will not accept other digital assets or cryptocurrencies, such as Bitcoin or Ether, as payment for subscriptions.

Cash received in connection with subscriptions in this Offering, including cash received from the conversion of subscription payments made in the aforementioned USDC, will be placed into the Account. During the Offering Period (as it may be extended), investor funds, excluding any interest, will be promptly returned if subscriptions are rejected.

The minimum purchase per investor is $1,000.00 (______ Class B Shares). No Company stockholder is selling Class B Shares.

Tier 2 Reporting Requirements

As the Company is conducting this Offering pursuant to Regulation A Tier 2, the Company will be required to file annual, semiannual, and current reports with the Commission on an ongoing basis after the first closing of sales made under this Offering.

4

GLOSSARY FOR SELECTED TECHNOLOGY TERMS

Throughout this prospectus, we use a number of industry terms and concepts which are defined as follow:

A “block” is a discrete group of records written to a blockchain that can effectively be identified and referenced by the use of “headers” that contain a digital fingerprint of the records each block contains.

A “blockchain” is a database created, shared, and validated by the members of a peer-to-peer computer network which each member of that network can independently trust due to the rules governing the database’s creation. A blockchain can therefore be used to replace centralized databases.

“Consensus” are the rules governing the creation of new valid records in a blockchain database, and the mining or validation algorithms used for this purpose.

A “digital asset” (also referred to as a “crypto asset”) is any set of unique digital information—including, for example, programs, decentralized programs, isolated chunks of programming code, collections of data, e-mail or web addresses or cryptocurrency tokens—that is capable of being stored and uniquely tracked on a computer network and over which a user can maintain control through that network.

A “gas fee” is a payment required in order to record a transaction on the Ethereum blockchain, including with respect to the issuance or transfer of USDC. This fee is paid to the “miners” on the Ethereum blockchain, who validate, maintain and write the publicly-available record of these transactions, in order to incentivize their performance. This gas fee is paid in the form of Ether. The amount of any gas fee to be paid to Ethereum miners may vary based on the transaction.

“Ethereum” is an open software platform based on blockchain technology that enables anyone to build and deploy decentralized applications.

A “miner” means the individuals or entitles who operate a computer or group of computers that add new transactions to blocks and submit those blocks to the rest of the network. Miners collect transaction fees and are rewarded within new tokens for their service.

A “native cryptocurrency” means the primary cryptocurrency that can be traded, utilized as a medium of exchange, and used as a store of value on that particular blockchain.

A “network operation” is any change to the information about a digital asset (or smart contract) stored on a blockchain, including, for example, a change in the digital asset’s owner, or a change in the location at which it is stored on the network. How and when these network operations are performed for each digital asset is governed, on the Ethereum Blockchain, a smart contract.

A “Non-Fungible Token” or “NFT” is a unique digital identifier that cannot be copied, substituted, or subdivided, that is recorded in a blockchain, and that is used to certify authenticity and ownership (as of a specific digital asset and specific rights relating to it).

A “private key” is a random sequence of digital information (effectively a long password) that should be known only by a single user of the network and cannot be plausibly guessed by a third party in a reasonable amount of time. A user generates this large random sequence locally on a computer and should never share it with anyone. Each private key has a paired sequence of digital information, called a “public key,” which a user can share publicly.

“Proof-of-Stake” is the mechanism by which some public blockchain network issue new assets and decentralize the block creation and validation process. In contrast to Proof-of-Work, in a Proof-of-Stake system the cost to create a block is born by the opportunity cost of locking the funds, and the risk that, if blocks are incorrectly produced, those funds will be seized and destroyed by the network. In Proof-of-Stake, validators are assigned the right to create a block, usually based on the size of their stake, rather than competing through costly computation with others, as in Proof-of-Work.

“Proof-of-Work” is the mechanism where miners must expend computing power to solve complicated cryptographic puzzles, and prove that they have done so by writing the solution to the blockchain, in order to be allowed to add blocks to a blockchain. This is the mining system used, for example, by Bitcoin.

A “smart contract” is a computer program written to a blockchain such as the Ethereum blockchain by developers. This computer program defines the various network operations that can be performed on the digital assets on the blockchain, the computations that can be performed using the smart contract, along with defining various important properties of the respective digital assets such as ownership rights required to register the digital assets.

A “wallet address” is the form in which a public key can be presented and recorded on a blockchain. Wallet addresses are therefore used to assign the ownership of digital assets on the Ethereum Blockchain.

5

RISK FACTORS

Investing in the Class B Shares involves a high degree of risk and many uncertainties. You should carefully consider the risks described below along with all of the other information contained in this Offering Circular, including our financial statement and the related notes, before deciding whether to purchase the Class B Shares. If any of the adverse events described in the following risk factors, as well as other factors which are beyond our control, actually occur, our business, results of operations and financial condition may suffer significantly, and you could lose all or a part of your investment. If and when the Class B Common Stock is eligible to become quoted, adverse events such as those described below could cause the trading price of the Class B Shares to decline and could result in your losing all or part of your investment in the Class B Shares. The Company makes no guarantee or representation that it will be successful or that its business objectives will be achieved. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

Certain Risks Relating to the Company and the Class B Shares

Investing in the Company can potentially lead to the loss of a Subscriber’s entire investment.

An investment in the Company is subject to numerous risks. The Company has a limited operating history upon which a Subscriber may base an investment decision. Similarly, many of the companies that operate in the digital asset ecosystem and whose assets may be expected to (i) make up a portion of the Company’s Portfolio Assets or (ii) otherwise be relevant, directly or indirectly, to the Portfolio Assets are in the early stages of their potential growth and carry a high degree of risk generally and, in addition, often lack a sufficient history as to financial, operating, and other matters upon which to make any prediction whether such companies may be relied upon to provide and/or maintain assets or for services and similar matters.

Dual class structure; control by the Manager, as holder of the Class A Shares.

To date, the dual class structure of the Common Stock has had the effect of concentrating the voting control of the Company with the holders of the shares of Class A Common Stock (the “Class A Shares”). The Class A Shares have twenty votes per share, and the Class B Shares have one vote per share. All outstanding Class A Shares (8,188) are currently held by the Manager, which is in turn controlled by the Principals. As a consequence of its being the sole holder of Class A Shares, the Manager, as of the date of this Offering Circular, has voting control of the Company. If fewer than 163,760 Class B Shares are sold, in the aggregate, in this Offering and the Regulation D Offering (defined below), the Manager, as the sole holder of the Class A Shares (and on the basis of its current holdings), will in the aggregate hold more than 50% of the voting power of the Company’s outstanding capital stock, thereby maintaining voting control of the Company. Given the 20× voting power of the Class A Shares, the Manager would continue to be able to control essentially all matters submitted to Company stockholders for approval (for so long as Class B Shares represent no more than approximately 95.24% of the sum of all outstanding Class A Shares and Class B Shares). This concentrated voting control would limit the ability of the holders of Class B Shares (“Class B Stockholders”) to influence corporate matters of the Company, including but not limited to the election of members of the Company’s board of directors.

Possible conflicts of interest between the Company and the Manager

The Manager could have a conflict of interest because of its right under the Management Agreement to enter into advisory, management, service, and other contracts with other organizations and persons, some of which (or whom) could compete with the Company. The Manager is also permitted under the Management Agreement to have other interests and businesses, some of which could conflict with its duties to provide management services to the Company. Accordingly, so long as the Manager retains voting control of the Company, no person should purchase Class B Shares if not willing to entrust the management and control of the Company to the Manager (and, indirectly, the Principals).

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The Class B Shares are illiquid.

An investment in the Class B Shares will be illiquid, with no public markets immediately available, and Class B Stockholders should expect (for the foreseeable future) to have no ability to sell or otherwise transfer their Class B Shares. Also, this Offering has not been, and will not be, registered under the Securities Act or under state securities laws, and, therefore, the Class B Shares cannot be sold unless they are subsequently registered under the Securities Act and other applicable securities laws or unless an exemption from such registration is then available. The Company does not contemplate registering the sale of the Class B Shares under the Securities Act or under any other applicable securities laws. In addition, Class B Stockholders will not have the right to withdraw any amount of their investment in the Company. As a result of the foregoing, an investment in the Company is not suitable for an investor that needs liquidity. The Company intends to seek Liquidity Events, as described below in “Description of Business,” but no assurance can be given that any such events will arise or that the Company’s efforts in seeking such events will be successful.

The Company could be affected by the loss of one or more of the Principals.

The Class B Stockholders will be relying on the Principals, as executive officers of the Company and members of its board of directors, in addition to their capacities as agents of the Manager, to conduct the business of the Company. The loss of one or more of the Principals could have a significant adverse impact on the Company and its performance. No assurances can be given that all of the Principals, or any of them, will continue to be affiliated with the Company.

Neither the Company’s legal counsel nor any of the Company’s other advisers represent the Class B Stockholders.

While the Company has consulted with legal counsel, accountants, and other advisers regarding the structure, terms, and operation of the Company, such counsel and other professionals do not represent potential or actual Subscribers or the Class B Stockholders. Each potential Subscriber must consult with its own legal, tax, and financial advisers regarding the desirability and appropriateness of purchasing and owning the Class B Shares.

Certain Risks Relating to Investments

The Company is unable to provide any assurance of liquidity events.

No assurance can be given that Portfolio Assets will be liquid or will experience a liquidity event that would result in the Company’s receiving proceeds it could then reinvest or distribute to the Class B Stockholders.

The management services of the Manager may not result in growth of the Company’s net asset value or in enhanced income streams (profits).

The Company has engaged the Manager to provide management services to the Company in accordance with the Management Agreement, under which the Manager has agreed to (i) assist in screening and evaluating business proposals and opportunities for the Company, (ii) assist as needed in respect of transactions under which the Company makes investments, (iii) monitor the holdings of the Company, and (iv) evaluate liquidity options and dispositions for assets held by the Company. The Company can provide no assurance that the Manager’s services will result in additional profits to the Company or increase its NAV (as defined below).

The Company is unable to provide any assurance that it will pay dividends on the Class B Shares.

The Company’s board of directors may declare dividends on the Common Stock from time to time, in its discretion, out of legally available funds. The Company does not intend, however, as of the date of this Offering Circular, to pay dividends on the Class B Shares.

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Certain Legal and Regulatory Risks

A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if we are unable to properly characterize a digital asset, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

The SEC and its staff have taken the position that certain digital assets fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given crypto asset is a security is a highly complex, fact-driven analysis that evolves over time, and the outcome is difficult to predict. The SEC generally does not provide advance guidance or confirmation on the status of any particular crypto asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. Public statements by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin or Ethereum are securities (in their current form). Bitcoin and Ethereum are the only crypto assets as to which senior officials at the SEC have publicly expressed such a view. Moreover, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital asset. With respect to all other digital assets, there is currently no certainty under the applicable legal test that such assets are not securities, notwithstanding the conclusions we may draw based on our judgement regarding the likelihood that a particular digital asset could be deemed a “security” under applicable laws. Similarly, though the SEC’s Strategic Hub for Innovation and Financial Technology published a framework for analyzing whether any given digital asset is a security in April 2019, this framework is also not a rule, regulation or statement of the SEC and is not binding on the SEC.

We have policies and procedures to analyze whether each digital asset that we seek to purchase could be deemed to be a “security” under applicable laws. Our policies and procedures do not constitute a legal standard, but rather represent our judgement, which permits us to make a risk-based assessment regarding the likelihood that a particular digital asset could be deemed a “security” under applicable laws. Regardless of our conclusions, we could be subject to legal or regulatory action in the event the SEC, a foreign regulatory authority, or a court were to determine that a digital asset currently held is a “security” under applicable laws.

We believe that our process reflects a comprehensive and thoughtful analysis and is reasonably designed to facilitate consistent application of available legal guidance to digital assets to facilitate informed risk-based business judgment. However, we recognize that the application of securities laws to the specific facts and circumstances of digital assets may be complex and subject to change, and that any determination by the Company to purchase an asset does not guarantee any conclusion under the U.S. federal securities laws. We expect our views to continuously evolve to take into account case law, facts, and developments in technology.

A determination by the SEC, a foreign regulatory authority, or a court that an asset that we currently hold constitutes a security may also result in us determining that it is advisable to dispose of assets that have similar characteristics to the asset that was determined to be a security.

Further, if any digital asset we hold is deemed to be a security under any U.S. federal, state, or foreign jurisdiction, or in a proceeding in a court of law or otherwise, it may have adverse consequences for such digital asset.

The Company and the Manager could be subject to costly and time consuming registration requirements.

Because the Company holds the position that it will endeavor to invest in and hold primarily Portfolio Assets that it believes are likely not to be considered securities under the Securities Act or the Investment Company Act of 1940 (the “Investment Company Act”), the Company is not registered, and does not expect to be registered, as an “investment company” under the Investment Company Act. (See “Description of Business – Investment Company Act Considerations”). Because this Offering has not been registered under the Securities Act and the Company is not registered under the Investment Company Act, the Class B Stockholders are not afforded certain statutory and regulatory protections afforded to investors in offerings or entities that are registered under such laws.

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The Company’s determination that Portfolio Assets are not likely to be considered securities may not be shared by regulators or courts. The Company’s views do not constitute a legal standard or determination binding on any regulatory body. Due to the Company’s inability to make a binding determination, the Company’s operations may be subject to recurring scrutiny, and it is possible that a regulatory body may disagree with the Company’s determination of a Portfolio Asset’s status under U.S. securities laws.

If, however, the Company was to be deemed an investment company, either because of SEC interpretational changes, the Company’s own determination, or otherwise, we could, among other things, be required either: (i) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company; or (ii) to register as an investment company, either of which could have an adverse effect on us and the market price of our Class B common shares. For example, the Company could be forced to seek to redeem many of its stockholders in order to stay below the 100-beneficial owner threshold required by the Section 3(c)(1) exemption from “investment company” provided in the Investment Company Act, or to seek to redeem all of its stockholders who do not meet the “qualified purchaser” threshold required by Section 3(c)(7).

In addition, the Company may face the risk of significant intervention by regulatory authorities, including extended investigation and surveillance activity, imposition of burdensome operational requirements, adoption of costly or restrictive new regulations and judicial or administrative proceedings that may result in substantial penalties. Among other things, the Company or the Manager could be fined or be prohibited from engaging in some of the Company’s business activities, such as its reliance on affiliates for services.

The Manager is not currently registered under the Investment Advisers Act of 1940 (the “Advisers Act”). The Manager believes that the Portfolio Assets will likely not be considered securities and that, consequently, the Manager will not be offering investment advice to the Company with respect to securities. However, neither the Company nor the Manager has received any oral or written assurance from the Commission supporting this position, nor has the Company or the Manager received any third-party legal opinion as to the matters in the preceding sentence. If the Commission does not agree with the Manager’s position, the Manager may be required to become registered under the Advisers Act as an investment adviser or to file as an exempt reporting adviser. In such event, the Manager could become subject to additional regulatory and compliance requirements associated with such legislation. Any such additional requirements may be costly and burdensome to the Manager and/or the Company and could result in the imposition of restrictions and limitations on the operations of the Company and/or the disclosure of information to United States regulatory authorities regarding the operations of the Company.

If the Manager was required to become a registered investment adviser, that registration could significantly hinder current operations of the Company and the Manager. For example, registration would require that all assets under the Manager’s advisement be audited on at least an annual basis. The Manager currently does not owe the Company or its underlying investors a fiduciary duty, which would not be the case if the Manager were to become a registered investment adviser or was required to seek an exemption therefrom. Further, currently the Manager is able to receive the right to the Incentive Fee from investors who are not considered “qualified clients” as defined by the Advisers Act; registration may therefore severely limit the ability to receive the right to the Incentive Fee the Manager currently relies upon for its future revenues. The Manager does not have reliable data on which of the persons who have invested in the Company are qualified clients for purposes of the Advisers Act.

The Company may be subject to litigation or other legal proceedings.

Investment businesses are, in general, comprehensively and intensively regulated under state and federal laws and regulations. Any investigation, litigation, arbitration or other proceeding undertaken by state or federal regulatory agencies or private parties could require spending material amounts for legal and other costs and could have other materially adverse consequences for the Company. Furthermore, legal disputes involving any or all of the Company, the Manager, the Principals or any of their affiliates may arise from the Company’s activities and investments, particularly if one or more of the Company’s investments encounter financial or other difficulties during the life of the Company. The Company cannot assure investors that it will not be subject to such proceedings, which could have a material adverse impact on the Company.

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Certain Risks Relating to Portfolio Assets and Secondary Markets

The Company may hold cryptocurrencies in anticipation of purchasing metaverse property holdings or other Portfolio Assets. Since many cryptocurrencies are extremely volatile, it is possible that holding the cryptocurrencies could result in a loss for the Company.

The prices of cryptocurrencies are extremely volatile. Fluctuations in the price of digital assets could materially and adversely affect the Company. The prices of blockchain assets such as Bitcoin and Ether have historically been subject to dramatic fluctuations and are highly volatile. The Company currently holds blockchain assets in the form of Ethereum (ETH), Decentraland (MANA), The Sandbox (SAND), and Axie Infinity (AXS), each of which is traded on cryptocurrency exchanges. The volatility and unpredictability of the price of cryptocurrencies relative to fiat and other currency may result in loss to the Company, even over the short period of time the Company is likely to hold cryptocurrencies prior purchasing a metaverse digital property holding or other Portfolio Asset. It is possible that during the time the Company holds such cryptocurrency, the value of the cryptocurrency will go down, resulting in the Company experiencing a loss and having a negative effect on your investment.

If we are unable to liquidate a Portfolio Asset at a time when we desire to do so (or at all), investors may not receive any return on their investment and may lose their entire investment.

Our strategy is to acquire digital tokens representing parcels in a virtual landscape, hold them for a period of time and then sell them at a premium over our acquisition price so that investors in the Company can make a return on their investment. In addition, our plan and mission are to seek to provide liquidity to investors by listing the Class B Shares on an exchange or other trading platform.

If we are unable to liquidate a Portfolio Asset at a time when we desire to do so (or at all), Company expenses such as taxes, governmental fees, legal and accounting fees, as well as other costs and expenses, will accumulate and reduce any return that an investor may hope to make, or they may cause an investor to lose his, her or its entire investment. If we are unable to liquidate a Portfolio Asset, these expenses will over time reduce the value of the Class B Shares, possibly resulting in investor losses.

Digital assets, such as digital tokens representing parcels in a virtual landscape, are subject to risks of loss and theft that differ from risks associated with physical assets.

Distributed ledgers are used to record transfers of ownership of digital assets, including, without limitation, NFTs, which are custodied, or “held,” in digital wallets, or “wallets,” and are represented solely by ledger balances and secured by cryptographic key pairs, viz., a public key for transfers into the respective cryptographic wallet and a private key for accessing the subject cryptographic wallet and managing the digital assets held therein. Only the public key address will be generally exposed to the public on the respective distributed ledger. The associated private key is necessary to effect the sale or transfer of digital assets and, as such, is meant to be kept private. Once a wallet is created on one device, its owner is provided with a randomly generated 12-word seed phrase that is needed to access the wallet on a different device. On the initial device or on additional devices on which the seed phrase is held, wallets are accessed via device-specific passwords.

As such, digital assets are vulnerable to loss. Particularly, if the Manager (or a custodian, as applicable) loses the seed phrase and is also unable to access a wallet via device-specific password, any digital assets held in the wallet will be permanently lost. While the Manager intends to employ commercially reasonable measures to prevent any such loss, the Company is unable to guarantee that no such loss will occur.

Similarly, digital assets may also be as vulnerable to cyber theft as a customary online brokerage account would be. In particular, if the Manager (or custodian, as applicable) is hacked and any one or more of the private keys or the seed phrase are stolen, the thief could transfer the digital assets to its own account and/or sell the digital assets. Further, although the Manager intends to employ commercially reasonable measures to prevent any such data breach, the Company is unable to guarantee that no such breach will occur or that if one were to occur, it could be detected in time to prevent the unauthorized sale/transfer/use of the affected digital assets.

Digital asset transactions may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions or technology failures in the Manager’s wallet may not be recoverable.

Digital assets are bearer assets, their owner being the person that holds them. Accordingly, digital asset transfers to third parties may be irreversible, and the Manager may irreversibly lose Portfolio Assets in a variety of circumstances, including in connection with fraudulent or accidental transactions, technology failures in wallet software or cyber-security breaches. Losses due to fraudulent or accidental transactions or transfers may not be recoverable.

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The Company cannot guarantee that the digital assets it purchases will hold their value or increase in value, and you may lose the amount of your investment in whole or in part.

The Company intends to use the proceeds of the Offering to purchase digital tokens representing parcels in virtual landscapes, and to hire development and marketing staff to attempt to arbitrage such digital parcels for additional value and possibly resell them. Therefore, the Company’s performance will be correlated with each asset’s ability to hold or gain value as well as to generate revenue. Because they are highly speculative, any return on an investment in such digital parcels is contingent upon numerous circumstances, many of which (including legal and regulatory conditions) are beyond our control. We cannot assure investors that they will realize any return on their investment in the Company or that their entire investment will not be lost.

In particular, digital assets are a new and relatively untested asset class, one that is subject to considerable uncertainty about its long-term viability, which could be affected by a variety of factors, including many market-based factors such as economic growth. In addition, the success of digital assets will depend on whether blockchain and other new technologies related to such assets turn out to be useful and economically viable.

Market prices of digital tokens representing parcels in virtual landscapes are extremely volatile, and the value of and the amount of distributions made to the Company’s investors may be materially adversely affected as a result.

The volatility and unpredictability of the market price of such digital parcels may result in significant loss over a short period of time. The market prices of these digital parcels have historically been subject to dramatic fluctuations, which in turn may result in a decline in the value, and the amount, of distributions made to investors. Several factors may influence the market price of digital parcels, including, but not limited to:

●	the availability of a marketplace for digital tokes representing parcels in a virtual landscape;
●	general adoption of digital wallets that hold digital assets, the perception of the use and holding of digital assets such as these digital parcels as safe and secure, and the regulatory restrictions on their use;
●	changes in the software, software requirements or hardware requirements underlying such digital parcels;
●	investment and trading activities of large purchasers, including private and registered funds, that may directly or indirectly invest in such digital parcels;
●	coordinated algorithmic behavior, including trading, by a large pool of small digital parcel holders;
●	regulatory measures, if any, that affect the use or holding of digital assets;
●	global or regional political, economic or financial events and situations; and
●	expectations among participants that the value of such digital parcels will soon change.

In addition, decreases in the price of even a single digital asset may cause volatility in the entire digital asset industry and may affect the value of other digital assets. For example, a security breach or any other incident or set of circumstances that affects purchaser or user confidence in Ether or another well-known cryptocurrency such as Bitcoin may affect the industry as a whole and may also cause the price of other digital assets, including, without limitation, NFTs, to fluctuate. Any such event could adversely affect the value and market prices of the Portfolio Assets (and, hence, of the Class B Shares).

The volatility of digital assets, including digital tokens representing parcels in virtual landscapes, may make it difficult for the Company to maintain a portfolio consisting of no more than 40% of digital assets that are securities.

To avoid registration under the Investment Company Act, the Company must maintain a portfolio less than 40% of whose assets are securities. If the value of such digital parcels that are deemed securities rises to the level that this 40% threshold is in danger of being breached, the Company will need to preemptively sell or otherwise dispose of such digital assets, including at times that may not be opportune. Any such sales or other dispositions could result in the Company’s returns being lower than expected, the Company selling digital assets at a loss, or the Company needing to dispose of digital assets that may otherwise be of long-term strategic value. Failure to effectively manage the Company’s assets may lead to an accidental or inadvertent need for the Company to register under the Investment Company Act as an investment company.

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The market for NFTs may fail to be sustained, and any such failure may materially adversely affect the value and market prices of the Portfolio Assets and, consequently, the value of and amount of distributions made to investors.

The market for NFTs, whether in the form of digital parcels in virtual landscapes or otherwise, is still nascent, with most growth having occurred in 2020 and 2021, and may not be sustained. If the market for NFTs is not sustained, it may be difficult or impossible for us to resell Portfolio Assets, or to sell them at prices that are desirable. The volatility and unpredictability of the price of NFTs relative to fiat and other currency may result in significant losses on Portfolio Assets value of over a short period of time. The prices of NFTs have already been subject to dramatic fluctuations, and are highly volatile, which in turn may result in a decline in value of and amount of distributions made to investors, thereby adversely affecting the value and market prices of the Class B Shares.

The Ethereum blockchain on which ownership of the majority of Portfolio Assets is recorded may be the target of malicious cyberattacks or may contain exploitable flaws in its underlying code, which may result in security breaches or the loss, decline in value, or theft of Portfolio Assets.

The majority of our Portfolio Assets rely on the Ethereum blockchain for storage and transfer operations. As a result, they are subject to a number of reliability and security risks attendant to blockchain and distributed ledger technology, including malicious attacks seeking to identify and exploit weaknesses in the related software.

Such attacks may materially and adversely affect the Ethereum blockchain, which may in turn materially and adversely affect the transfer or storage of Portfolio Assets. As a result of these and other risks of malicious attacks, there can be no assurances that the transfer or storage of Portfolio Assets will be uninterrupted or fully secure. Any such interruption or security failure may result in impermissible transfers of, a decline in value of, or a complete loss of Portfolio Assets.

The technology underlying blockchain technology is subject to a number of known and unknown technological challenges and risks that could result in the decline in value of digital parcels.

The blockchain technology used in connection with digital parcels and the cryptocurrencies we may hold from time to time (including ETH, MANA, SAND, and AXS), which is sometimes referred to as “distributed ledger technology,” is relatively new, untested and evolving. It represents a novel combination of several concepts, including a publicly available database or ledger that represents the total ownership of digital assets at any one time, novel methods of authenticating transactions using cryptography across distributed network nodes that permit decentralization by eliminating the need for a central clearinghouse while guaranteeing that transactions are irreversible and consistent, differing methods of incentivizing this authentication by the use of blocks of new tokens issued as rewards for the validator of each new block (or transaction fees paid by participants in a transaction to validators) and hard limits on the aggregate number of issued digital assets. As a result of the new and untested nature of blockchain technology, digital parcels are vulnerable to risks and challenges, both foreseen and unforeseen. Examples of these risks and challenges include:

●	The Ethereum blockchain may either increase or decrease the incentive payments required to complete transactions on the Ethereum blockchain, and any such change could materially and adversely affect the transfer or storage of digital parcels. Because the Company is responsible for paying the cost of Ethereum transaction fees for transfers of Portfolio Assets, such changes could also materially and adversely affect the Company’s business. In addition, such changes could also reduce the number of validators on the Ethereum blockchain, thereby possibly leaving the Ethereum blockchain increasingly vulnerable to a so-called 51% attack (i.e., when a miner or mining pool controls 51% of the computational power of the blockchain and creates fraudulent blocks of transactions for itself while invalidating the transactions of others on the blockchain). The Ethereum blockchain and effecting the creation, transfer and storage of digital parcels currently rely on a “proof-of-work” consensus protocol system whereby blocks are awarded on the basis of solving computationally difficult problems. The increasing amounts of energy used by Ethereum validators as a result of the Ethereum blockchain’s expansion may be unsustainable as the system continues to grow and may draw unfavorable regulatory attention. Further, when or if the Ethereum blockchain switches to either a hybrid “proof-of-work and proof-of-stake” or “proof-of-stake” consensus protocol system, an Ethereum-wide change to its consensus protocol may present additional risks. For example, in the period of time during or after the switch in consensus protocols, transactions in digital assets may not be processed as currently contemplated, which may materially and adversely affect the transfer or storage of Portfolio Assets. In addition, the cryptocurrencies we may hold from time to time (including ETH, MANA, SAND, and AXS) are based on the Ethereum blockchain and are subject to the same or similar risks and considerations.

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The effectiveness of proposed (and, in some cases, implemented) solutions to these and other challenges facing various digital assets, such as digital parcels, has not been proven. Further, future challenges cannot be predicted. For example, advances in cryptography and/or technical advances, such as the development of quantum computing, could present risks to the current digital assets by undermining or vitiating the cryptographic consensus mechanism that underpins the Ethereum blockchain protocol. Similarly, legislative or regulatory prohibition of the use of current and/or future cryptographic protocols could result in a significant loss of value in, or the termination of, digital assets. Accordingly, the further development and future viability of digital assets in general is uncertain, and unknown challenges may prevent their wider adoption.

The value of NFTs representing parcels in virtual landscapes relies in part on the development, general acceptance and adoption and usage of blockchain assets, rather than solely on such digital parcels themselves.

NFTs are a means to establish proof of ownership of digital parcels in virtual landscapes through cryptographic key pairs, the public key of the creator(s) or artist(s) who created the digital parcel and the private key of the holder representing a verified instance (whether unique or part of a series) of that digital parcel. The purchase of a digital parcel NFT gives the holder the right to hold, transfer and/or sell the NFT. The NFT does not, itself, include any physical manifestation of the digital art. The value of digital parcel NFTs is derived from the cryptographic record of ownership maintained in the smart contract associated with the virtual landscape, rather than solely the digital parcels themselves. Such NFTs do not entitle the holder to any direct or indirect interest in physical world real estate or land. A digital parcel originated as an NFT (i.e., the actual file or files constituting the artwork whose ownership is represented by an NFT) may have no value absent the NFT, depending on what other rights were conveyed with the NFT (for example, a copyright interest that could be transferred separately from the NFT). Thus, the value of a digital parcel NFT relies in part on the continued development, general acceptance and adoption and usage of the applicable blockchain.

Certain Risks Relating to Investments and to Service Companies

The Company’s business and investment performance will rely in part on developing technologies and companies.

Certain investments which the Company intends to pursue will require software, hardware and/or other technologies for recordation, transfer, and usability of digital assets, which may become unavailable. In addition, companies that maintain or service NFTs representing digital parcels in virtual landscapes (“Service Companies”) may have limited experience and operating history in supporting relatively novel investments such as digital assets. Adverse developments in respect of the foregoing may substantially reduce or eliminate the value of the Portfolio Assets.

Investments in developing technology are subject to significant risks inherent in investing in developing technology.

The Company’s investment objective and strategy involves a high degree of risk. For example, it is difficult to predict whether Service Companies will continue supporting digital assets, and the Company may have no recourse in the event that the Portfolio Assets decline in value due to actions or omissions on the part of Service Companies.

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Furthermore, Portfolio Assets may lose all or some of their value due to:

●	rapidly changing technologies or business models;

●	new competing products or services and improvements in existing products or services, which may quickly render existing digital assets obsolete;

●	exposure to a high degree of government regulation, making digital assets susceptible to changes in government policy; failures to secure, or unanticipated delays in securing, regulatory approvals; and adverse consequences from enforcement actions related to digital assets (including enforcement actions against exchanges where digital assets are traded and other service providers to users of digital assets);

●	scarcity of management, technical, scientific, research and marketing personnel with appropriate training supporting the development of digital assets and related services;

●	the possibility of lawsuits related to patents and intellectual property; and

●	rapidly changing investor and consumer sentiments and preferences with regard to digital assets (including among businesses in respect of accepting payment in digital assets and adopting digital asset technologies).

Any of the foregoing could have a material adverse effect on the performance of the Company. There can be no assurance that the Company will be adequately compensated for taking these risks.

The Company may not have reliable information for valuing its investments.

Valuations of the Portfolio Assets shall be made by the Company in accordance with its internal written valuation policy, but relevant price information upon which the Company may base its valuation, such as might be developed by a Public Pricing Source (as defined below), may be scarce or unreliable, and thus the Company’s valuation of Portfolio Assets may be, to some degree, speculative and/or subjective. The Manager may, as a result, be paid a greater Incentive Fee and/or Management Fee (each as defined below) than those to which the Class B Stockholders believe the Manager is entitled.

Changing economic conditions could adversely affect the Company and its investments.

The success of the Company could be significantly impacted by changing external economic conditions in the United States and global economies. The stability and sustainability of growth in global economies may be impacted by terrorism, additional pandemics, acts of war, and similar events. The availability, unavailability, or hindered operation of credit markets, equity markets, and other economic systems on which the Company may indirectly depend to achieve its objectives may have a significant negative impact on the Company. There can be no assurance that such markets and economic systems will be available as anticipated or needed for the Company to operate successfully. Changing economic conditions could potentially adversely impact the value of the Portfolio Assets.

Service Companies may cease operations.

It is possible that, due to any number of reasons, including, but not limited to, an unfavorable fluctuation in the value of digital assets and fiat currencies, the inability of Service Companies to establish the utility of their digital assets or to launch or maintain their technology, the failure of commercial relationships, private litigation or government enforcement action, and new regulations or intellectual property ownership challenges, Service Companies may not be viable to operate and may dissolve. In such events, any Portfolio Assets related to a Service Company may lose all or substantially all of their value.

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The Portfolio Assets may not be registered with any U.S. state or federal securities or commodities regulators.

Certain Portfolio Assets may be securities even if they are not being treated as such by the companies that issue them and, if applicable, by the exchanges on which they trade. This means that the Company will not be provided the full set of protections that registration or associated regulations under the Exchange Act would otherwise provide with respect to trading and investment in such Portfolio Assets. Because of enforcement and other regulatory considerations, exchanges on which potential Portfolio Assets are traded may need to make significant changes with respect to how the Portfolio Assets are structured, purchased, and sold, which could decrease their value or liquidity. Enforcement actions, the risk thereof, and/or other regulatory actions may also reduce or eliminate the availability of information through Public Pricing Sources or other public sources of information on the value of the Portfolio Assets, and the Company may then be required to increasingly use its own subjective judgment in valuing Portfolio Assets, in response to such changes.

Changes in international, federal, state, or local laws could impact the value of the Portfolio Assets.

Legislative and regulatory changes or actions at the state, federal, or international level may adversely affect the value, use, or the transferability of the Portfolio Assets. It is difficult to predict how or whether regulatory agencies may apply existing or new regulation with respect to cryptocurrency or distributed-ledger-related technology and its applications. Further, it is difficult to predict how or whether legislatures or regulatory agencies may implement changes to law and regulation affecting cryptocurrency or distributed ledger technology and its applications. Regulatory actions could negatively impact certain Portfolio Assets, including, for example, through a determination that the Portfolio Assets are regulated financial instruments required to be registered with the appropriate regulatory agency.

The Portfolio Assets may be subject to non-U.S. regulation.

The regulatory risks described herein primarily take into consideration U.S. law. It is possible, however, that Portfolio Assets may also be sold or resold outside the United States, which could subject the Company to non-U.S. legal requirements, which could be significant. Non-U.S. regulation could lead to the same types of changes and outcomes described above with respect to U.S. regulation, and any of these outcomes could negatively affect the value of the Portfolio Assets and/or cause the Company to substantially modify or divest positions in the Portfolio Assets or alter its investment strategy.

Data protection, security, privacy, and other measures required by government and industry may not be sufficient to prevent security breaches.

Government and industry-specific requirements seek to protect data security and data privacy and often call for companies to notify individuals of data security incidents involving certain types of personal data. Significant security breaches and similar events could erode investor or user confidence and/or bring new and potentially burdensome regulation. Security breaches, or errors in the code effectuating the ownership, transfer or use of digital assets, could limit or reduce the value or use of digital assets, and correspondingly, the value of the Portfolio Assets therein.

Digital assets and their support systems are susceptible to cyberattacks or malicious software.

The technology supporting digital assets may be the target of malicious cyberattacks or may contain exploitable flaws in its underlying code, which may result in security breaches and the loss or theft of digital assets. If the security of digital assets is compromised, users may cut back on or stop using digital assets altogether, which could seriously curtail the utilization of digital assets and cause a decline in the values of the Portfolio Assets.

The networks, platforms and ecosystems upon which certain Portfolio Assets may be used may be unsecured or exploited.

The technology supporting digital assets may be in early development stages or unproven, and there can be no assurances that the creation, transfer or storage of the digital assets will be uninterrupted or fully secure. Any such interruptions or security breaches may result in a complete loss of digital assets or an unwillingness of users to access, adopt and utilize digital assets. Digital assets may be the target of malicious attacks seeking to identify and exploit weaknesses in the software or other technology, and any such attacks could result in the loss or theft of Portfolio Assets.

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The Company may trade the Portfolio Assets on non-regulated platforms.

The Company will not trade the Portfolio Assets on platforms that are registered with the Commission. Thus, transactions in the Portfolio Assets will not be eligible for the various protections afforded to transactions made through Commission-registered entities. The Commission will not have reviewed or approved the standards of the platforms on which the Company trades and invests, nor will the Commission have reviewed or approved the digital assets that the Company may trade or invest in. Standards applicable to registered securities exchanges, registered broker-dealers, and other Commission registrants will not apply to the platforms the Company will use (and similarly, the standards applicable to registered exchange listed products will not apply to any potential Portfolio Assets). The Commission will also not have reviewed the trading protocols used by these platforms, which determine how orders interact and execute, and access to such platforms’ trading services may not be the same for all users, including the Company. Additionally, some of these platforms may offer order books with updated bid and ask pricing and data about executions on the system, but such information may not have the same integrity as that provided by U.S. national securities exchanges.

Regulatory changes or actions may alter the nature of, or restrict the use of, digital assets in a manner that adversely affects Portfolio Assets.

Many regulatory authorities have yet to comprehensively address the regulation of digital assets. The effect of any future change in the regulation or taxation of digital assets is impossible to predict, but the change could be substantial and adverse to the value of any digital assets held by the Company as Portfolio Assets. For example, if a digital asset is determined to be a security, commodity interest, or other regulated asset, or if a United States or foreign governmental or quasi-governmental agency exerts regulatory authority over the trading and ownership of that digital asset, its liquidity and value may be adversely affected. In addition, uncertainties regarding the accounting and tax treatment of the acquisition, holding and/or disposition of digital assets could have a material adverse effect on the Company.

As digital assets have grown in popularity and in market size, federal and state agencies have begun to take interest in, and in some cases regulate, their use and operation.

In the case of digital assets, state regulators like the New York Department of Financial Services have created detailed regulatory frameworks which may be costly and time consuming should the Company be required to comply with them. Others, as in Texas, have published guidance on how their existing regulatory regimes apply to certain digital assets. Some states, such as New Hampshire, North Carolina, and Washington, have amended their statutes to include digital assets under existing licensing regimes. Treatment of digital assets continues to evolve under federal law as well. The Department of the Treasury, the Commission, and the Commodity Futures Trading Commission (the “CFTC”), for example, have published guidance on the treatment of digital assets. The Internal Revenue Service (the “IRS”) released guidance treating digital assets as property that is not currency for U.S. federal income tax purposes, although it is unclear at this time whether courts or other federal or state regulators will follow this classification. Both federal and state agencies have instituted enforcement actions against those violating their interpretation of existing laws.

The regulation of non-currency use of digital assets is also uncertain. The CFTC has publicly taken the position that certain digital assets are commodities, and the Commission has issued public reports and statements stating that federal securities laws require treating many digital assets as securities. To the extent that a domestic government or quasi-governmental agency exerts regulatory authority over digital assets, the value of Portfolio Assets or the returns from the trading and investment strategies pursued by the Company may be materially and adversely affected.

If an active, liquid trading market for digital assets held by the Company does not develop, the Company’s performance would be adversely affected.

At the time the Company acquires certain Portfolio Assets, no significant market for such Portfolio Assets may exist. There can be no assurance that any Portfolio Assets will be traded, or will continue to be traded, on any exchanges or, even if they are, whether an active liquid trading market in such Portfolio Assets will develop. Furthermore, third parties may manipulate the prices of Portfolio Assets, potentially reducing returns for the Company, and, in such event, the Company may not have effective recourse against any such third parties, due to, among other things, difficulties in establishing their identities, proving manipulation, reaching third parties who are outside of the U.S., the significant costs of litigation, and other reasons. Moreover, government or private enforcement actions (including for operating unregistered securities exchanges) or other regulatory actions could impede the development of trading markets in Portfolio Assets, greatly reduce Portfolio Asset liquidity and significantly increase transaction costs and risks. If an active liquid trading market in any Portfolio Assets does not develop, the Company may not be able to sell such Portfolio Assets at times and prices advantageous to the Company, or at all.

Furthermore, even if a liquid trading market for Portfolio Assets develops, the Company cannot ensure that any such market would be able to reliably price Portfolio Assets.

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Trading digital assets is dependent upon third parties, and transaction, storage and related costs may vary and may adversely affect the Company’s investment performance.

Trading and investment strategies involving digital assets are dependent on third parties that provide storage, market access, security, and other important services. Fees for such services, as well as other transaction costs, may vary greatly, may influence trading and investing strategies, and may substantially reduce Company returns.

The recording of ownership and transfer of digital assets may require reliance on third parties or on peer-to-peer, open-source applications.

Digital assets may be maintained on a centralized server, a federalized system of servers or an open peer-to-peer network. Digital assets may rely on a single technology provider or on consensus among independent network participants as to the code or hardware resources used to maintain the digital assets (including to record their transfer, ownership, and/or use). The Company cannot prevent, or foresee, problems that may arise with the technology providers involved in supporting Portfolio Assets. The Company does not, and cannot, guarantee the continued usability of any digital assets. Interruptions or terminations of functionality related to digital assets (including the capacity to verify and transfer ownership thereof) could completely (or substantially) reduce the value of Portfolio Assets.

Information required to own, control, and trade Portfolio Assets may be lost, altered, or obtained by third parties.

Control of the Portfolio Assets will rely on certain private information, such as a private key. If the Company loses the information necessary to control such Portfolio Assets, then, such Portfolio Assets can neither be sold by the Company nor distributed to Class B Stockholders. Similarly, if the private information used to control such Portfolio Assets is corrupted or otherwise modified, it cannot be used to transfer such Portfolio Assets. The loss or modification of information necessary to control one or more Portfolio Assets may result in the complete loss of an investor’s investment in the Company.

If a third party obtains access to the private information used to control Portfolio Assets, the third party may appropriate such Portfolio Assets for itself or for another person. In the case of a third party obtaining access to the private information used to control such Portfolio Assets, investors may lose their entire investment in the Company.

The Manager (and/or the Company) may use a custodian to maintain the private information that is used to control Portfolio Assets. In such cases, the information may be lost or modified by the custodian, leading to a complete loss of such Portfolio Assets. Similarly, if a third party obtains access to the private information used to control Portfolio Assets held with a custodian, the complete loss of such Portfolio Assets may result.

Portfolio Assets may be custodied with one or more digital asset exchanges, some of which have experienced security incidents in which assets held in custody were misappropriated or lost, and the owners of those assets had little or no effective recourse or recovery. Portfolio Assets so custodied could be misappropriated or lost as a result of similar security incidents. Any such event could lead to the complete loss of the related Portfolio Asset.

Volatility in the price of digital assets may adversely affect the Company’s trade and investment decisions.

Because digital assets are relatively new products and technologies with, in many cases, limited commercial adoption, a significant portion of their demand may be generated by speculators and investors seeking to profit from the short- or long-term holding of such assets. Consequently, most digital assets have been subject to a high degree of price volatility, which could adversely affect the Company’s ability to invest or trade profitably in its Portfolio Assets. The Company may sell Portfolio Assets at a substantial discount to obtain cash during periods of significant market volatility or price declines. Moreover, the price paid by the Company for any Portfolio Assets may not be indicative of, and may be substantially greater than, prices that will prevail in any trading market that may develop or that has developed for such Portfolio Assets.

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Factors affecting the growth and adoption of digital assets generally may adversely affect the value of the Portfolio Assets.

The growth of the digital assets industry in general, and of any Portfolio Assets acquired by the Company in particular, is subject to a high degree of uncertainty. The value of Portfolio Assets will depend on the development and adoption of digital assets and any related network and applications, the success of which is highly uncertain. Moreover, a decline in the popularity or acceptance of digital assets generally would likely harm the value of Portfolio Assets. Factors affecting the further development of this industry include, but are not limited to:

●	continued worldwide growth in the adoption and use of digital assets;

●	governmental and quasi-governmental regulation of digital assets;

●	development, adoption and regulation of supporting services and platforms facilitating digital assets; and

●	consumer (including investor) perception of digital assets generally.

In addition, digital assets may be built on top of public blockchains, such as Ethereum, that are not controlled by the developers of the digital assets. Changes and upgrades to the code utilized by the blockchain on which a digital asset exists, including changes in how transactions are confirmed, how new blocks are created or how transaction costs are calculated, may occur at any time before or after the development of such digital assets and may cause delays in development or adoption of such digital assets or have other unanticipated impacts that could negatively affect the Company’s returns to investors.

A decline in the popularity or acceptance of Bitcoin, Ether or other digital assets may adversely affect the Company.

The slowing or stopping of the development, general acceptance and adoption and usage of distributed ledger networks and related digital asset technology may deter or delay the acceptance and adoption of the digital assets underlying the Portfolio Assets.

The prices of digital assets are extremely volatile. Fluctuations in the price of digital assets could materially and adversely affect the value of Portfolio Assets. The prices of digital assets have historically been subject to dramatic fluctuations and are highly volatile, and the price of Portfolio Assets will also be highly volatile. Several factors may influence the market price of the digital assets held by the Company, including, but not limited to:

●	Global digital asset supply, as well as supply for the relevant digital asset;

●	Global digital asset demand, as well as demand for the relevant digital asset, which can be influenced by the growth of retail merchants’ and commercial businesses’ acceptance of digital assets as payment for goods and services, the security of online digital asset exchanges and digital wallets that hold digital assets, the perception that the use and holding of digital assets is safe and secure, and the regulatory restrictions on their use;

●	Investors’ expectations with respect to the rate of inflation;

●	Interest rates;

●	Currency exchange rates, including the rates at which digital assets and the relevant digital asset may be exchanged for fiat currencies;

●	Fiat currency withdrawal and deposit policies of digital asset exchanges on which digital assets generally and the relevant digital asset in particular may be traded and the liquidity on such exchanges;

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●	Interruptions in service from or failures of major digital asset exchanges on which digital assets generally and the relevant digital asset in particular may be traded;

●	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in digital assets generally and the relevant digital asset in particular;

●	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

●	Regulatory measures, if any, that affect the use of digital assets generally or the relevant digital asset in particular;

●	Global or regional political, economic or financial events and situations; or

●	Expectations among users or other holders of digital assets that the value of digital assets generally or the relevant digital asset in particular will soon change.

A decrease in the price of a single digital asset may cause volatility in the entire digital asset industry and may affect other digital assets, including Portfolio Assets. For example, a security breach that affects investor or user confidence in Bitcoin may affect the industry as a whole and may also cause the price of the Company’s Portfolio Assets to fluctuate.

Many of our holdings are dependent upon “smart contracts,” which have both technological and governance risks.

Many, if not most, of our metaverse holdings rely upon a “smart contract” written to the Ethereum blockchain. Because the Ethereum blockchain is an open-source, public, distributed ledger that is secured using cryptography, malicious users may freely view, access and interact with key components of the networks on this blockchain. Thus, malicious users will be able to freely access this code in ways that could allow them to alter the smart contract and steal or otherwise affect metaverse parcel transactions. Due to the decentralized nature and governance structure of the Ethereum network, no central authority or system administrator exists with the power to preclude all potentially adverse changes to the network’s current protocols.

Certain Tax Risks

The Company’s activities are subject to legislative and policy review in the United States (by the IRS and the various states) and internationally (principally, but not exclusively, under the auspices of the Organisation for Economic Co-operation and Development’s “base erosion and profit shifting” (BEPS) project). There are numerous domestic and international proposals any one, or combination, of which if enacted could materially alter, prospectively or retrospectively, certain tax factors or attributes, including, but not limited to, the character, source, timing, or quantum of income or jurisdiction to tax or otherwise, of the Company’s business.

Likewise, the Company may take or may have adopted positions with respect to certain tax issues that depend upon legal conclusions not yet addressed by the courts or accepted by the IRS or any other tax authority. Should any such positions be successfully challenged by the IRS or any other tax authority to which the Company is or may become subject, the Company could suffer a material adverse effect.

Potential Subscribers are urged to consult with their own tax advisors.

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DILUTION

Between March 24, 2021 and June 24, 2021, the Manager purchased 8,188 Class A Shares in separate transactions: the first 4,688 Class A shares at $80.00 per share, and the balance (3,500 Class A shares) at $100.00 per share, for total consideration of $725,000 (weighted average sale price of $88.54 per Class A Share).

On March 24, 2021, the Company commenced a private placement offering under Rule 506(c) of Regulation D under the Securities Act (“Regulation D”) for the sale of Class B Common Stock to investors that are “accredited investors” under Rule 501(a) of Regulation D. As of December 31, 2021, the Company had issued 116,461 Class B Shares, receiving gross proceeds of $12,431,000 (weighted average sale price of 106.74 per Class B Share). The Company will close the Regulation D offering prior to the qualification of this Offering.

If you invest in our Class B Common Stock, your interest will be diluted to the extent of the difference between the Offering Price and the pro forma net tangible book value per share of our Class B Common Stock immediately after this Offering. Dilution results to the extent that the per-share offering price of a class of stock is in excess of the pro forma net tangible book value per share of that class attributable to the existing equity holders. Net tangible book value represents net book equity attributable to equity holders of the Company, excluding intangible assets. the Net tangible book value does not include any assets or liabilities attributable to consolidated but non-controlling interests.

The pro forma net tangible book value of the Common Stock (i.e., both the Class A Common Stock and the Class B Common Stock) as of December 31, 2021 was approximately $13,156,000, or approximately $105.54 per share on a fully diluted basis. Pro forma net tangible book value represents the amount of total tangible assets less total liabilities. Pro forma net tangible book value per share represents pro forma net tangible book value divided by the number of shares of Common Stock outstanding on a fully diluted basis.

The following table illustrates the substantial and immediate dilution per Class B Share to a purchaser in this Offering, assuming issuance of _____________ Class B Shares in this Offering:

On Basis of Full Conversion of Issued Instruments	$_____ Million Raise
Price per Class B Share	$
Total number of Class B Shares expected to be sold in this Offering
Net proceeds from this Offering		$(1)
Capital raised in previous offering(s)	$
Net tangible book value before this Offering		$(2)
Net tangible book value after this Offering)		$(2)

Class B Shares issued and outstanding before this Offering
Class B Shares outstanding after this Offering

Net tangible book value per share prior to this Offering	$
Increase/(Decrease) per share attributable to new investors	$
Net tangible book value per share after this Offering	$
Dilution per share to new investors ($)	$
Dilution per share to new investors (%)

(1) “Net proceeds from this Offering” is net of estimated Offering expenses of $______. Estimated expenses include all expenses incurred from the commencement of this Offering through its expected termination.

(2) “Net tangible book value” is based on the net tangible equity attributable to equity holders of the Company as of _____________.

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PLAN OF DISTRIBUTION

This Offering Circular is part of an offering statement (the “Offering Statement”) that we have filed with the Commission. The Class B Shares will be offered for sale on a continuous basis. Periodically, if we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we have filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular, the related exhibits filed with the Offering Statement, and any Offering Circular supplement, together with additional information contained in the annual reports, semi-annual reports and other reports and information statements that we will file periodically with the Commission.

The Class B Shares will be offered for sale within two calendar days after the Qualification Date. This Offering will be made in the United States in all fifty (50) states. It will end on the earliest of (i) the 180th day after the Qualification Date (though we may, in our sole discretion, extend this Offering one or more times), (ii) the date as of which all Class B Shares offered by this Offering Circular have been sold and (iii) any such earlier time as we may determine in our sole discretion, regardless of the number of Class B Shares sold and the amount of capital raised. We intend, but are not required, to conduct an initial closing of this Offering within 30 days after the Qualification Date and, thereafter, to conduct additional closings on an intermittent basis, with at least one, but no more than two, such closings being conducted in each subsequent 30-day period until this Offering is completed. At each closing, Class B Shares will be delivered via electronic book entry to investors that have tendered funds for them, and such funds will become available to us immediately. The Company has the right to terminate this Offering at any time, regardless of the number of Class B Shares that have been sold.

Cash received in connection with subscriptions in this Offering, including cash received from converted payments made in certain digital assets, will be placed into the Account. All funds raised will become available to us and will be used as described under “Use of Proceeds.” Investors are advised that unless their subscriptions are rejected, they will not be entitled to a return of their subscription funds and could lose their entire investment.

Once subscriptions are accepted during the Offering Period, Subscribers have no right to a return of their funds and could lose their entire investment. If the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Underwriters, Brokers

The Class B Shares will be offered principally by us, affiliates of ours, and employees of ours or of our affiliates, in reliance upon the exemption from registration contained in Rule 3a4-1 under the Exchange Act. No person that relies on Rule 3a4-1 and introduces friends, family members and business acquaintances to any selling agent in this Offering will receive commissions or any other remuneration from any such sales.

We do not intend to use commissioned sales agents or underwriters, other than in Alabama, Florida, New Jersey, North Dakota, Texas, and Washington, where investors will be required by state law to purchase Class B Shares through a broker-dealer of record. Our broker-dealer of record will be Dalmore Group, LLC, which is a member of FINRA/SIPC and a registered broker-dealer.

In order to subscribe to purchase the Class B Shares, a prospective investor must complete, sign and deliver to the Company the subscription agreement attached as Exhibit 4.1 to this Offering Circular (the “Subscription Agreement”) through the platform hosted at https://republic.co (which does not constitute part of this Offering Circular) through a website maintained for our benefit by Republic Core LLC, a technology services company which is not acting as a broker dealer, placement agent or investment advisor with respect to the Offering (the “Republic Platform”). The consideration for any subscription made through the Republic Platform will immediately be deposited into the Account. Investors are advised that unless their subscriptions are rejected, they will not be entitled to a return of their subscription funds.

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The Company reserves the right to reject any investor’s subscription in whole or in part for any reason or no reason. If any prospective investor’s subscription is rejected, all funds received from that investor will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we may use additional advertising, sales and other promotional materials in connection with this Offering. Such materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although any such materials will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Class B Shares, such materials may not give a complete understanding of this Offering, the Company or the Class B Shares and are not to be considered part of this Offering Circular. This Offering is made ONLY by means of this Offering Circular, and prospective investors must read and rely only on the information provided in this Offering Circular in connection with their decision to invest in the Class B Shares.

Investment Limitations

Generally, no sale may be made to a natural person in this Offering if the aggregate purchase price paid is more than 10% of the greater of that person’s annual income or net worth (or, in the case of an investor that is not a natural person, if the aggregate purchase price paid is more than 10% of the greater of that person’s revenues or net assets for its most recently completed fiscal year end). Investors must answer certain questions to determine compliance with the investment limitation set forth in Rule 251(d)(2)(i)(C) of Regulation A under the Securities Act.

Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to visit www.investor.gov (which does not constitute part of this Offering Circular).

The above noted investment limitation does not apply to “accredited investors,” as that term is defined in Rule 501(a) of Regulation D.

A natural person is an accredited investor if he/she meets one of the following criteria:

●	his or her individual net worth, or joint net worth with the investor’s spouse or spousal equivalent, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and he or she has no reason to believe that that net worth will not remain in excess of $1,000,000 for the foreseeable future, with “net value” for such purposes being the fair value of the investor’s residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth;[1]

[1] For the purposes of calculating “joint net worth” in this bullet-point paragraph, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent. Assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard above does not require that the securities be purchased jointly.

●	he or she has individual annual income in excess of $200,000 in each of the two most recent years, or joint annual income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year; or

●	he or she holds in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status, as of the date of this Offering Circular that being FINRA’s Series 7, 65 or 82 licenses.

A business entity or other organization is an accredited investor if it meets one of the following criteria:

●	a corporation, limited liability company, exempt organization described in Section 501(c)(3) of the Internal Revenue Code, business trust or a partnership, which was not formed for the specific purpose of acquiring the securities offered and which has total assets in excess of $5,000,000;

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●	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, (i) if the decision to invest is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) if such employee benefit plan has total assets in excess of $5,000,000; or (iii) if it is a self-directed plan whose investment decisions are made solely by accredited investors;

●	a trust, with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the securities offered, and whose decision to purchase such securities is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) of Regulation D;

●	certain financial institutions such as banks and savings and loan associations, registered broker-dealers, insurance companies, registered investment companies, registered investment advisers; investment advisers relying on certain registration exemptions, and “rural business investment companies”;

●	any private “business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (the “Advisers Act”);

●	any family office as defined in Rule 202(a)(11)(G)-1 under the Advisers Act with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment (any such family office, “Family Office”);

●	any family client, as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a Family Office and whose prospective investment in the issuer is directed by such Family Office;

●	any entity, of a type not listed above, which was not formed for the specific purpose of acquiring the securities offered, and which owns investments in excess of $5,000,000; or

●	any entity in which all of the equity owners are accredited investors.

Under Rule 251 of Regulation A, an investor that is neither an accredited investor nor a natural person is subject to the investment limitation and may invest funds only to the extent that they do not exceed 10% of the greater of the ‘investor’s revenue or net assets for the ‘investor’s most recently completed fiscal year end. A natural person that is not an accredited investor may invest funds only to the extent that they do not exceed 10% of the greater of the ‘investor’s annual income or net worth.

NOTE: A natural person’s net worth is defined as the difference between his or her total assets and total liabilities. This calculation must exclude the value of the person’s primary residence and may exclude any indebtedness secured by that residence (up to an amount equal to its value). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Class B Shares.

As described above, in order to purchase Class B Shares and before the Company may accept any funds from an investor, the investor will be required to represent, to the Company’s satisfaction, that he, she, or it is either an accredited investor or is in compliance with the investment limitation described in the second preceding paragraph.

The Company, subject to compliance with Rule 255 under the Securities Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, television and the Internet. We will offer the Class B Shares (i) as permitted by Rule 251(d)(1)(ii), whereby offers may be made after the Offering Statement is filed with the Commission but before it is qualified, provided that any written offers are made by means of a preliminary offering circular that complies with Rule 254 and (ii) as permitted by Rule 251(d)(1)(iii), whereby offers may be made after the Qualification Date, provided that any written offers are accompanied with or preceded by the most recent offering circular filed with the Commission.

No sales will be made to any investor before the Offering Statement has been qualified by the Commission and a final Offering Circular has been made available to that investor.

Before we accept any investment funds or any Subscription Agreements, we will determine the states in which the prospective investors reside and, if necessary, ensure that Dalmore has processed the investment commitment. Subject to the Company’s right to reject any investor’s subscription in whole or in part for any reason or no reason, we will process investments on a first-come, first-served basis, up to the maximum aggregate Offering Price of $75,000,000.

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USE OF PROCEEDS

We are offering for sale up to _________ Class B Shares at a fixed price of $________ per share. The Company is not conditioning this Offering on the sale of any minimum number of Class B Shares, meaning that we will retain the proceeds from the sale of any of the offered Class B Shares.

The Class B Shares will be offered for sale on a continuous basis, commencing within two calendar days after the Qualification Date. This Offering will end on the earliest of (i) the 180th day after the Qualification Date (though we may, in our sole discretion, extend this Offering one or more times), (ii) the date as of which all Class B Shares offered by this Offering Circular have been sold and (iii) any such earlier time as we may determine in our sole discretion, regardless of the number of Class B Shares sold and the amount of capital raised. If all of the Class B Shares offered are purchased, our gross proceeds will be $75,000,000.

Please see the table below for a summary of the Company’s intended use of proceeds from this Offering:

Uses	Amount		Percentage of Gross Proceeds
Offering Expenses	$250,000		0.3%
Acquisition and Development of Portfolio Assets	$74,750,000		99.7%
Total Proceeds	$75,000,000	*	100%

* Our broker-dealer of record will be Dalmore Group, LLC, a member of FINRA/SIPC and a registered broker-dealer. In consideration of its assistance in facilitating transactions in compliance with applicable state law, we will pay Dalmore Group, LLC (i) a commission of 2% of gross proceeds from transactions it facilitates, (ii) the sum of $5,000 to cover out-of-pocket costs, and (iii) a consulting fee of $20,000, due when FINRA issues a No Objections Opinion and the Commission qualifies the Offering Statement. We cannot estimate the amount of commissions, because they will be paid only if sales are made to investors in Alabama, Florida, New Jersey, North Dakota, Texas or Washington. In the unlikely event that all investors were from those states, the maximum commission we would pay would be $1,500,000, plus $5,000 for out-of-pocket expenses, plus the $20,000 consulting fee due upon FINRA’s issuance of a No Objections Opinion and the Commission’s qualification of the Offering Statement.

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DESCRIPTION OF BUSINESS

Overview of the Company

Realm Metaverse Real Estate Inc. is a Delaware corporation formed on March 9, 2021 to provide investors with diversified exposure to metaverse property holdings. The Company is focused on acquiring, managing, developing (through digital enhancement), and selling digital tokens representing parcels in virtual landscapes across various crypto-based metaverses (“metaverses” or “virtual worlds”), including (but not limited to) Decentraland, The Sandbox, Axie Infinity, Somnium Space and Cryptovoxels. These digital tokens do not entitle the holder to any direct or indirect interest in physical world real estate or land. By employing a combination of the Manager and its agents’ experience and knowledge in the real estate, development and digital asset industries, the Company will seek to generate attractive risk-adjusted returns for investors, while contributing to the growth, prosperity, and communities in these virtual worlds.

The Company does not engage nor will it seek to engage in direct or indirect purchases of physical world real estate or land.

Metaverse Property Holdings

Metaverse property holdings, which are held as digital tokens representing parcels in virtual landscapes, are generally represented by non-fungible, transferable, scarce digital assets stored on the blockchain. These digital parcels are acquired in a virtual world either directly from platforms enabling the creation, use, and sale of these assets or from third party marketplaces, such as OpenSea, with the purchaser thereby gaining control over the acquired virtual parcels and the content and applications that can go on such parcels. Each virtual parcel has a unique pair of (x,y) Cartesian coordinates in a “smart contract.” A smart contract is digital code of a program and is stored across a distributed, decentralized blockchain network. The code controls the execution, automatically based on certain preconditions being met. Transactions are trackable and irreversible. These smart contracts do not entitle the holder of digital tokens to any direct or indirect interest in physical world real estate or land.

In almost all metaverses, “improvements” may be made to digital parcels through software either provided by the metaverses or independent third parties. We refer to the process of creating these digital improvements as “developing’ and the finished improvements as “developments”. These developments can include virtual buildings that serve a commercial purpose (such as a store for ecommerce activity), provide experiential activities (such as a virtual concert venue), or are meant for entertainment purposes (such as a video game).

All digital tokens representing parcels in virtual landscapes and digital improvements made to such digital parcels can be said to “lie” on a blockchain, in that their ownership recorded is on a blockchain in the form of a unique token (a “Non-Fungible Token” or “NFT”). An NFT’s metadata can refer to many things, including the item’s location in a metaverse such as Decentraland. Just as pigment, when applied skillfully on a canvas, can depict a three-dimensional scene from the real world, digital parcels can be designed or developed to depict or otherwise represent 3D spaces within the virtual world. The metaverse is a shared virtual 3D world, or worlds, that are interactive, immersive, and collaborative. The metaverse world is a permanent state and can thus be represented by a map, akin to the real world. The digital parcels referred to herein represent a point on this map that is secured via blockchain security and are able to be held (or “owned”) by a single individual or entity in possession of the blockchain’s private keys. While some of these characteristics add to the value and convenience of metaverse digital property holdings, they can also introduce risks related to ownership, even more so to those present in any nascent market. These risks include:

●	the potential lack of availability of a marketplace for digital tokens representing parcels in virtual landscapes;

●	the potential lack of adoption of digital wallets that hold digital assets;

●	the perception of the use and holding of digital assets such as digital parcels as unsafe and unsecure;

●	changes in the software, software requirements or hardware requirements underlying digital parcels;

●	regulatory measures, if any, that negatively affect the use or holding of digital assets;

●	global or regional political, economic or financial events and situations; and

●	expectations among participants that the value of digital parcels will soon change.

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Our Acquisition Process

We seek to acquire metaverse digital property holdings with the goal of developing (through digital enhancement) each of the digital parcels we acquire in order to generate revenues or long-term financial gains. However, in most instances, we acquire these metaverse digital property holdings without a specific development plan for each digital parcel.

When evaluating our acquisitions, a key consideration for us is determining whether an asset may be considered a “security” and how that acquisition may impact the Company’s portfolio with respect to whether the Company could be deemed an “investment company” under the Investment Company Act:

●	Each digital token representing a parcel in virtual landscapes is unique and non-fungible. From this standpoint, within each such digital parcel, there is no common enterprise. A digital parcel is owned by a single owner and the value of each such parcel is unique to its specific attributes.

●	Each such digital parcel is controlled by the owner and is not dependent on the entrepreneurial or managerial efforts of others. The owner of a digital parcel has sole control and responsibility for digitally developing (or not) such parcel.

For digital parcels that are offered by a protocol or platform that is in early-stage development for the technology and product related to the metaverse, the parcels within these metaverses may be considered a security, because the extent of common enterprise is greater. Our ability to develop or manage such parcels may therefore be limited.

Though the Company has the latitude to invest in digital parcels in any crypto-based virtual world, the Company’s initial investments have been focused on the two metaverses described below. In each of the metaverses in which the Company purchases digital parcels, we expect that the Company will be able to determine how it uses or digitally develops each digital parcel. (See “Company Activities” below.)

Our operations do not require specific agreements or understandings with any of the metaverses described below (or any other virtual worlds in which the Company may be active), other than the standard terms of use agreement provided by each metaverse. We acquire the digital assets with total control pursuant to the standard terms of use agreements, subject to certain limited restrictions. For example, we have full rights to edit or add digital content to the digital asset acquired, but subject to certain limitations (such as offensive content),

When determining pricing for the acquisition of digital assets, we utilize comparable sales information from third party marketplace sites or platform specific marketplace listing areas where digital assets are presented for sale. The pricing may also be determined based on an arm’s length negotiation between buyer and seller, in part, influenced by general supply and demand characteristics in the market.

None of the digital assets the Company acquires entitles the holder to any direct or indirect interest in physical world real estate or land.

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Decentraland

Decentraland is the first and most-established multiplayer role-playing metaverse built on the Ethereum blockchain. Decentraland was created in 2015 by Esteban Ordano and Ari Meilich. The purpose of Decentraland is to create a metaverse that is developed and owned by its users, through a “decentralized autonomous organization” (or “DAO”), as described below, as opposed to other large proprietary platforms, such as Facebook, which are controlled by centralized organizations that receive revenue from its communities and content creators. Rather, as Decentraland is powered by the Ethereum blockchain, it is not controlled by a centralized organization. Decentraland users interact with the metaverse as an avatar. Within the platform, users have the ability to buy, create, experience, and monetize content.

Digital tokens representing parcels within the Decentraland virtual landscape are represented by non-fungible LAND tokens (meaning that each is unique and cannot be replicated). Ownership of a LAND NFT is recorded on the Ethereum blockchain (ERC-721). Owning LAND within Decentraland is akin to owning any other unique, crypto assets, and owners will be able to use their LAND within Decentraland to build not only digital parcels that depict or otherwise represent 3D spaces, but also applications within such digital parcels.

References in this Offering Circular to “LAND” and other terms suggestive of real estate are included herein solely to assist those already familiar with the metaverses to which this Offering Circular refers and the terms used within such metaverses. Neither “LAND” nor any other term common in the metaverses described in this Offering Circular are meant to suggest that actual real estate or interests in actual real estate are being offered in this Offering or that the Company will have significant non-virtual real estate holdings.

A DAO stands for “Decentralized Autonomous Organization”. The Decentraland DAO allows Decentraland users to propose and vote on policy updates, future LAND auctions, and whatever the community deems relevant. Holders of MANA and LAND Tokens are entitled to make and vote on proposals. Voting takes place on the Decentraland DAO’s governance interface. Implantation of governance decision are governed by “muti-sig” committees.

The Sandbox

A content-rich, community driven metaverse where players can buy digital tokens representing parcels in a virtual landscape, create digital assets, and upload them to trade in the marketplace. Players can monetize their creations and experiences through the Ethereum blockchain. A LAND is a digital token representing a parcel in The Sandbox metaverse that players can buy to build experiences on top of. Once a person owns a LAND, they will be able to populate it with games and assets. The Sandbox SAND token is a governance token that allows holders to participate in governance decisions on the platform using a DAO structure. SAND holders can exercise voting rights on key elements such as Foundation grant attributions to content and game creators and feature prioritization on the platform roadmap. SAND holders can vote themselves or delegate voting rights to other players of their choice.

To the Company’s knowledge, all of the metaverses referenced herein rely on the Ethereum blockchain for their operations. Neither the Company nor the Manager has the capability or the intent to develop any type of proprietary blockchain. Furthermore, we do not intend to develop any blockchain technology and will engage third-party vendors to do so if such a need arises.

Each metaverse’s DAO is subject to unique governance policies, as defined by the DAO’s smart contract; therefore, the Company will need to consider how each DAO operates when the Company makes a decision regarding Portfolio Assets which may be affected by the DAO’s decisions.

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Company Activities

The Company is focused on acquiring, managing, developing (through digital enhancement), and selling metaverse property holdings in the form of digital tokens representing parcels in virtual landscapes across various crypto-based metaverses, including the metaverses discussed above.

Our long-term business model is to develop our metaverse digital property holdings in order to generate revenues through:

●	Leasing digital parcels to third parties. We anticipate these leases to generally be in the form of licenses granted to the lessee for the use, digital enhancement and commercialization, for a fixed period of time, of our NFTs, and could potentially contain a fixed monthly payment or a revenue sharing arrangement based on the lessee’s activities relating to the parcels. Potential activities for a lessee could be a virtual retail store via which the lessee engages in ecommerce transactions by selling either digital assets or physical assets associated with the digital parcel’s intellectual property. When leasing a digital parcel to a third party, we may lease undeveloped NFTs largely in the state purchased by Company, with no further digital enhancement, or deliver to the lessee a digital parcel that has been improved (through digital enhancement) with a virtual building. Commercial usage rights and intellectual property associated with such third-party leases will be negotiated and determined on a case-by-case basis.

●	Developing or hosting virtual entertainment events: We may create experiential events such as a virtual concert whereby we generate revenue through the sale of tickets to the virtual event or partner with a virtual event producer to host an experiential event and share the revenues generated from such virtual event.

●	Digital advertising: We may generate revenue from our metaverse digital property holdings by selling advertising on our digital parcels. These advertisements could be in the form of a virtual billboard or sign.

●	NFT sales: We may develop virtual buildings, houses, or other digital assets and generate revenue through the sale of these non-fungible digital assets.

For each of these revenue generating activities, we will primarily rely on our internal marketing capabilities in order to identify potential lessees or licensees and partners, as well as to build our customer base.

To date, the Company has focused on the acquisition of digital assets and only preliminary development activities have occurred. As further described below, to date, the Company has granted only a small number of licenses for the leased use of its digital parcels to third parties, developed (through digital enhancement) only a small number of properties and has not yet hosted virtual entertainment events, sold advertising on digital parcels, or engaged in significant NFT sales for the generation of revenue.

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Factors in analyzing our potential acquisitions

We typically do not have a designated development or business model in mind when acquiring a metaverse digital property holding. Rather, we generally analyze our potential acquisitions based on the following:

●	Our current investment allocation to each metaverse: We seek to own a diversified portfolio of metaverse digital property holdings throughout a number of metaverses. We will sometimes target a specific metaverse for acquisitions or hold off on acquiring additional digital parcels in a metaverse based on the allocation of our existing holdings in such metaverse compared to our total portfolio of metaverse digital property holdings.
●	Our potential purchase prices compared to recent sales in the specific metaverse: We seek to acquire metaverse digital property holdings at prices that reflect a discount to comparable sales of nearby digital parcels.
●	The location within the metaverse: We analyze the virtual map of each of the metaverses we acquire digital assets in to assist us in determining if a specific virtual location may be attractive. For example, a metaverse digital property holding near a virtual road or center of the metaverse may have more value than digital parcels on the fringe of the metaverse map.
●	The ownership of adjacent or nearby digital parcels: We analyze the ownership of adjacent and nearby digital parcels to help us determine what type of development may be completed, if any, and how that might impact the number of users that will interact with the nearby digital parcels. For example, if a well-known and popular video game company owns a plot of digital parcels, nearby digital parcels may be more attractive based on the assumption that the video game company will develop something that draws users to its metaverse property holding.

If, at any point, we choose to sell a metaverse property holding, we will use these same factors in determining the pricing of the sale of that holding, Metaverse digital property holdings can be acquired through digital asset marketplaces such as OpenSea (opensea.io) and each of the metaverses have a marketplace specific for their digital assets, including digital parcels such as https://market.decentraland.org/.

Developing Metaverse Property Holdings

Each metaverse is different in how its digital tokes representing parcels in a virtual landscape can be developed. For example, Decentraland is made up of virtual parcels of LAND, each indicated as 16 meters by 16 meters within a virtual landscape of 90,601 parcels in total (“meters” is not a physical world measurement term in the context of Decentraland, but rather a relative sizing metric providing context for the size of digital parcels compared with the total available digital landscape). A scene is an experience that is built on one or several parcels. Scenes are displayed one next to the other and players can freely walk from one scene to the other. Each scene is its own contained little world; items from one scene cannot extend out into another scene, and the code for each scene is sandboxed from all others.

There are two tools that can be used for creating interactive Decentraland scenes:

●	The Builder: a simple drag and drop editor. No coding knowledge is required, all actions can be done via visual aids, and participants may take advantage of default tools.
●	The Decentraland software development kit (“SDK”): The participants write their own code to create a scene. This ability to customize gives participants greater autonomy and flexibility over creative development.

The Builder uses the Decentraland SDK privately, generating the required code without anyone ever needing to look at it. A participant can start a scene with the Builder and then export it to continue working on it with the SDK. (However, if a scene is created by or modified by the SDK, the scene can be imported into the Builder. Scenes can be exported only from the Builder to the SDK, not in the other direction.)

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As an example, the following graphic illustrates how the Company developed, using the SDK as described above, certain digital parcels that it acquired in Decentraland into the portrayal of a virtual shopping district called “Metajuku”. The development is representative of a 16,000 square foot (256 square meter) project built with a virtual open space at its center. Virtual retail stores line both sides of the open center atrium. Within each of the virtual retail stores, digital assets are displayed for sale via ecommerce transactions. These assets can be purchased by a user through an independent website that is accessible through a hyperlink in the virtual retail store. The district is located at the coordinates 94, 21 in Decentraland.

The development process for Metajuku included engaging a digital graphic designer to create a 3-D design of the virtual shopping district. We then engaged a software developer to write the code to create the file that was then uploaded into Decentraland to create the virtual representation.

In Sandbox, the Game Maker is a simple and easy-to-use tool that allows a participant to design, test and share experiences, such as games, within The Sandbox’s metaverse, whether or not the participant is an experienced game designer. LAND is the piece of the Sandbox’s metaverse, with a size of 96 blocks of depth, 96 blocks of width, and 128 blocks of height, as to which the participant will be able to edit and design experiential applications created on the piece of LAND. (The term “block” in the context of Sandbox is intended to indicate relative sizing of a digital parcel compared with the total 166,464 blocks available in the Sandbox virtual landscape.) The current sizes available during the Game Maker’s alpha state are 1x1, 1x2 and 2x2.

Management functions include leasing/partnership arrangements (typically anticipated to be in the form of customized licensing arrangements for use of digital assets representing parcels), development planning around the digital enhancement of NFTs, and maintenance, accounting and administrative functions. The Company does not intend to actively trade (or “flip”) the digital parcels it acquires. Instead, it intends to employ a “buy and hold” strategy and to hold certain digital parcels for a considerable amount of time (if not for the life of the Company). However, the Company may dispose of assets when favorable opportunities present themselves. To date, the Company has not yet engaged in significant leasing/partnership arrangements of the nature described above or in sales of digital parcels and is primarily in the development planning stage relating to digital assets held in the Company’s portfolio.

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Our Digital Parcel Portfolio

The table below summarizes the Company’s portfolio of digital parcels as of December 31, 2021:

Metaverse	Number of Parcels	Cost Basis	Cost Per Parcel
Sandbox(1)	2,012	$5,520,809	$2,744
Decentraland(2)	294	$1,250,383	$4,253
Axie Infinity(3)	96	$974,055	$10,146
Cryptovoxels(4)	64	$526,502	$8,227
Somnium Space(5)	33	$266,083	$8,063
Treeverse	132	$387,885	$2,939
BYOPills(6)	68	$90,125	$1,325
World Wide Webb(7)	20	$72,295	$3,615
Realms for Adventure	15	$57,075	$3,805
Ember Sword(8)	7	$509	$73
Mirandus(9)	4	$181,583	$45,396
Dvision(10)	18	$18,800	$1,044
Total	2,763	$9,346,104	$3,383

(1)	There are a total of 166,464 digital parcels in Sandbox, each of which is the virtual equivalent of 96 meters by 96 meters, or 9,216 square meters (“meter” within the context of Sandbox is not a physical world measurement, but rather a metric used to communicate relative sizing within the total virtual landscape).
(2)	There are a total of 90,601 digital parcels in Decentraland, each of which is the virtual equivalent of 16 meters by 16 meters or 216 square meters (“meter” within the context of Decentraland is not a physical world measurement, but rather a metric used to communicate relative sizing within the total virtual landscape).
(3)	There are a total of 220 digital parcels in Axie Infinity, each digital parcel consisting of 64 digital spaces in an 8 by 8 gird.
(4)	There are a total of 7,351 digital parcels available in Cryptovoxels with each digital parcel varying in size.
(5)	There are a total of 5,026 digital parcels (consists of 781 small, 2,487 medium and 1,758 XL sized digital parcels). A small sized digital parcel is the virtual equivalent of 200m2 and 10m height and depth build limit. A medium sized digital parcel is the virtual equivalent of 600m2 and 25m height and depth build limit. A XL sized digital parcel is the virtual equivalent of 1500m2 and 50m height and depth build limit. (The terms “meter” or “m” is not being used as a physical world measurement, but rather as a relative sizing metric within the virtual landscape being discussed.)
(6)	There are a total of 10,056 digital parcels available in the BYOPills metaverse.
(7)	There are a total of 9,490 digital plots in World Wide Webb (consists of 5,000 small apartments, 3,000 medium apartments, 1,000 large apartments, 69 penthouses, and 421 digital plots allocated to the team CryptoWeeb and CryptoGFs holders). (The terms “plots” and “apartments” indicate virtual world illustrations and are not directly or indirectly associated with physical world real property assets.)
(8)	There are a total of 160,000 digital plots in Ember Sword, with 40,000 digital plots available for sale.
(9)	There are a total of 1,625 digital parcels available in Mirandus.
(10)	There are a total of 200,000 digital parcels in Dvision.

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As of December 31, 2021, the Company’s largest metaverse digital property holdings were as follows:

1.	Sandbox: On December 2, 2021, we completed the acquisition of a 576-parcel metaverse digital property in the Sandbox for approximately $2,880,000 ($5,000 per parcel). The digital parcels are arranged in a square, 24 parcels by 24 parcels. Each digital parcel in Sandbox is the virtual equivalent of 96 meters by 96 meters, or 9,216 square meters (as that relative sizing metric is used in the Sandbox virtual landscape and does not relate to physical world real estate or land). In total, the property is the virtual equivalent of more than 1,300 virtual acres. The digital property begins on the northwest corner of the virtual landscape at coordinates 179, -12 and ends on the southeast corner at coordinates 156, 11. The most likely use case for this metaverse property holding would be the development of a video game within this space or leasing (involving the licensing of the NFT for use by a third party) of the metaverse digital property holding to a video game developer. As of the date of this Offering Circular, there is no defined business plan for this metaverse digital property holding.

2.	Sandbox: On November 24, 2021, we completed the acquisition of a 216-parcel metaverse digital property in the Sandbox for approximately $1,440,000 ($6,667 per parcel). This acquisition included multiple parcels. Each parcel in Sandbox is the virtual equivalent of 96 meters by 96 meters, or 9,216 square meters (“meters” is used in the context of the Sandbox virtual landscape as a relative sizing metric and is not a physical world measurement). The most likely use case for this metaverse digital property holding would be the development of a video game within this virtual space or leasing (through licensing of intellectual property rights to use the associated NFT) of the metaverse property holding to a video game developer. As of the date of this Offering Circular, there is no defined business plan for this metaverse digital property holding.

3.	Decentraland: On June 17, 2021, we completed the acquisition of a 259-parcel metaverse digital property in Decentraland for approximately $919,450 ($3,550 per parcel). The parcels are arranged in an “L” shape with 33 road-front parcels. Each parcel in Decentraland is the virtual equivalent of 16 meters by 16 meters or 216 square meters (“meters” in the context of Decentraland is not a physical world measurement but rather a relative sizing metric). The property can be accessed from the coordinates 94, -11. Since our purchase, we have built a number of virtual structures on this digital land parcel including the Metajuku Shopping District, GFT Gift Shoppe, and Realm Retreat. On February 16, 2021, we entered into an intellectual property licensing agreement with JP Morgan Chase to “occupy” part of the Metajuku (i.e. use a portion of the underlying NFT) for up to 12 months. The financial terms of this agreement are both confidential and immaterial to our operations. Realm Retreat and GFT Gift Shoppe is each a project that has been created by an affiliate of our Manager. Each of these projects pay rent (in the form of an intellectual property license for use of a portion the underlying NFT) on a month-month basis.

4.	Sandbox: On April 16, 2021, we completed the acquisition of a 666-parcel metaverse property in the Sandbox for approximately $328,600 ($493 per parcel). This acquisition included multiple separate parcels. Each parcel in Sandbox is the virtual equivalent of 96 meters by 96 meters, or 9,216 square meters (“meters” is not a physical world term but rather a relative sizing metric). The most likely use case for this metaverse digital property holding would be the development of a video game within this space or leasing of the metaverse property holding to a video game developer. As of the date of this Offering Circular, there is no defined business plan for this metaverse digital property.

5.	Decentraland: On May 24, 2021, we completed the acquisition of a 24-parcel metaverse digital property in Decentraland for approximately $250,000 ($10,417 per parcel). This metaverse property is near the center of Decentraland and can be accessed from the coordinate -20,48. Each digital parcel in Decentraland is the virtual equivalent of 16 meters by 16 meters or 216 square meters (“meters” is used in the dontext of Decetraland as a relative sizing metric and not a physical world measurement.). The most likely use of this metaverse digital property holding would be developing a virtual structure, likely a retail store, or leasing (through an intellectual property license) the metaverse digital property holding to a third-party. As of the date of this Offering Circular, there is no defined business plan for this metaverse digital property.

The Manager

The Company has engaged Republic Realm Manager, LLC (the “Manager”), a Delaware limited liability company controlled by Everyrealm Inc. (an entity formed on September 28, 2021 under the name Republic Realm Inc., after the Company changed its name to Realm Metaverse Real Estate Inc., thus making its former name available, and renamed Everyrealm Inc. on February 3, 2022), to provide management services to the Company in accordance with a management agreement (the “Management Agreement”). Two individuals – Jesse Stein and Janine Yorio – who are agents of the Manager and Everyrealm Inc., serve, together with Andrew Durgee (all three, collectively, the “Principals”), as the executive officers of the Company and as the members of its board of directors. Under the Management Agreement, the Manager (i) assists in screening and evaluating business proposals and opportunities for the Company, (ii) assists as needed in respect of transactions under which the Company makes investments, (iii) monitors the holdings of the Company, and (iv) evaluates liquidity options and dispositions for assets held by the Company. The Manager is the sole owner of Class A Shares and, as of the date of this Offering Circular, has effective voting control of the Company. Republic Realm Inc. became the Manager’s managing member and majority interest holder, when Compound Asset Management, LLC assigned and transferred, to Republic Realm Inc., Compound Asset Management, LLC’s ownership interest and management responsibilities in the Manager. Everyrealm Inc. and Compound Asset Management, LLC are affiliated.

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Base Management Fee

As compensation for the services rendered by the Manager under the Management Agreement, the Company will pay the Manager, in cash, a base management fee (the “Management Fee”) equal to 0.5%, per fiscal quarter, of the aggregate contributed capital of the holders of the Class A Shares and Class B Shares as of the last day of the quarter.

Incentive Management Fee

Under the Management Agreement, the Company will pay the Manager, annually, as to each fiscal year, an incentive management fee (the “Incentive Fee”) equal to twenty five percent (25%) of the amount, if any, by which (a) the Company’s net asset value (“NAV”), as calculated as of the end of that fiscal year, exceeds (b) NAV, as calculated as of the start of that fiscal year. The Incentive Fee will be payable in Class B Shares, which will be valued to equal, as to any fiscal year: (x) NAV, as calculated as of the end of that fiscal year, divided by (y) the aggregate number of Class A Shares and Class B Shares outstanding on the last day of that fiscal year. NAV is to be calculated in accordance with the two following paragraphs, as applicable.

For the purposes of the immediately preceding paragraph (other than in the circumstances described in the following paragraph), (a) the Manager will calculate NAV as of the end of each fiscal year using a process that reflects, as of the end of the last day of that fiscal year, (1) the estimated values of each of our Portfolio Assets and investments, including related liabilities, based upon (i) comparable sales information and operating income, and (ii) for Portfolio Assets that have development or value add plans, progress along such development or value add plan and (2) the price of liquid assets for which third-party market quotes are available, such as CoinMarketCap.com or another reputable third-party pricing source (“Public Pricing Source”), and (b) NAV as of the start of each fiscal year will be NAV as determined under clause (a) of this paragraph for the immediately preceding fiscal year.

If the Class B Shares are listed on a marketplace or an exchange for trading (including an alternative trading system (ATS) operated in compliance with Regulation ATS), and if (but only if) the Class B Shares are so listed on the last 10 trading days of a fiscal year, (a) NAV as of the end of that fiscal year will be calculated not in accordance with the immediately preceding paragraph but, instead, as (1) the average, for the last 10 trading days of that fiscal year, of the listed Class B Shares’ stock price for each such day multiplied by (2) the aggregate number of Class A Shares and Class B Shares outstanding on the last day of that fiscal year and (b) NAV as of the start of each fiscal year will be NAV as determined under clause (a) of this paragraph for the immediately preceding fiscal year.

Company Administration and Accounting

We have engaged Sudrania Fund Services Corp. (“Sudrania”) to provide administrative and accounting functions for the company, including:

●	Reconciliation of trades positions and cash balances;
●	Gather and apply third party vendor supplied prices for portfolio valuation;
●	Maintain full ledger of all trading and non-trading activity;
●	Calculate management, advisory, incentive/performance and other operating fees;
●	Maintain full portfolio and fund accounting records;
●	Perform allocations of profit and losses to investor accounts;
●	Preparation of draft/proforma financial statements;
●	Resolve audit queries and amendments to draft/proforma financial statements as needed

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Valuation Policies

We will rely on the Manager to provide valuations of our investments and calculate the Company’s NAV per share at the end of each fiscal year (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually), beginning December 31, 2021. In calculating the Company’s NAV, the Manager will adjust valuations of investments for events known to the Manager that it believes have had or are reasonably likely to have a material impact on previously provided value of the affected investments. The Manager uses a process to estimate the values of each of our investments as follows:

1.	Digital parcels- Valuation of each of our metaverse digital property holdings will be estimated based upon (a) independent third-party valuation reports which primarily rely on comparable sales information for similar digital assets (b) for digital properties that have digital development or value add plans, progress along such digital development or value add plan. Comparable sales information will be taken from third party marketplace sites or platform specific listing areas where digital assets are presented for sale. Such sites are generally available to the public.

2.	Liquid assets such as cryptocurrency tokens and securities- Valuation of liquid assets such as cryptocurrency tokens and securities that are quoted or traded on a third-party exchange will be determined on the basis of published last sale prices at 5pm EST on the date of valuation or, if not available, the then median best bid and offer.

3.	Direct equity investments and illiquid cryptocurrency tokens- Valuation of direct equity investments and illiquid cryptocurrency tokens for which there is little, if any, market activity will be based on the “fair value” of such investments. The determination of fair value takes into consideration a range of factors, including, but not limited to, the price at which the investment was acquired, the nature of the investment, local market conditions, trading values on public exchanges for comparable investments, current and projected operating performance and financing transactions subsequent to the acquisition of the investment. For direct equity investments and illiquid cryptocurrency tokens held for six months or less, fair value will be based on the original purchase price if no material changes have occurred. For such investments held for more than six months, fair value will be based on the best information available in the circumstances, which may incorporate the Manager’s own assumptions and involves a significant degree of judgment, and the consideration of a combination of internal and external factors, including the appropriate risk adjustments for non-performance and liquidity risks.

The Manager may, in its sole discretion, review the estimated valuation of an investment at any time and, if appropriate in its sole discretion, adjust that estimated valuation for events known to the Manager that it believes have had or are reasonably likely to have a material adverse effect on the previously provided estimated valuation of the affected investments.

Investment Company Act Considerations

We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act.

The term “investment company” is defined for purposes of the federal securities laws in Section 3(a)(1) of the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. This subsection does not apply to us because we are not, and we do not hold ourselves out as being, engaged primarily in the securities investment business. Rather, we hold ourselves out as being engaged primarily in the acquisition and digital development of metaverse digital property holdings. Our investments will consist primarily of digital parcels located in a variety of metaverses. We will hold our digital parcel-related assets (i) directly, (ii) through wholly owned subsidiaries, (iii) through majority-owned subsidiaries, and (iv) to a lesser extent, through minority-owned subsidiaries. We will also invest, directly and through subsidiaries, in liquid and illiquid cryptocurrency tokens and securities, as well as cash and cash equivalents. For reasons discussed below under “How we determine whether an asset is a security”, we do not believe the digital real estate investments that are the subject of our business are securities.

In addition to the investment company definition presented in Section 3(a)(1)(A), Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% Test”). Excluded from the term “investment securities” are, among other things, U.S. government securities and securities issued by wholly owned and majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company in Sections 3(c)(1) or 3(c)(7) of the Investment Company Act.

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We will monitor the investments that we make as well as the investments made in and through our subsidiaries for the purpose of assuring our compliance with the 40% Test and, hence, exclusion from status as an investment company under Section 3(a)(1)(C) of the Investment Company Act. For calculation of the 40% Test, we will treat investments in subsidiaries as investment securities if a subsidiary either (i) invests more than 40% of its assets in securities or (ii) regardless of the nature of its investments, is minority-owned. We do not expect investments in subsidiaries to exceed 25% of our assets on a consolidated basis.

Conducting our operations to ensure that the Company and its subsidiaries are excluded from the definition of “investment company” under Section 3(a)(1) of the Investment Company Act will limit our ability to make certain investments. To the extent that the Commission staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our operations accordingly. Any additional guidance from the Commission staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the operational strategies we have chosen.

Should the Company be required to acquire a digital asset to be used solely for the purpose of purchasing Portfolio Assets, and should such digital asset constitute a security, the Company will hold such digital asset only for so long as is necessary to acquire the Portfolio Assets.

The loss of our exclusions from the definition of “investment company” could lead to our being required to register under the Investment Company Act, thereby requiring us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

How we determine whether an asset is a security

In monitoring our compliance with the 40% Test, the Manager, beginning the quarter after the qualification of this Offering, together with guidance from independent third-party legal counsel, will use the following methodology in determining whether an asset we hold should be treated as a security. While an asset must be a security to be an investment security, not all securities are investment securities for purposes of the 40% Test, as discussed in the preceding section.

We utilize the SEC’s “Framework for ‘Investment Contract’ Analysis of Digital Assets” as guidance for our evaluation of whether our Portfolio Assets should be considered securities. According to this SEC framework, the SEC states that the U.S. Supreme Court’s SEC v W.J. Howey Co. and subsequent case law have found that an “investment contract” exists when there is the investment of money in a common enterprise with a reasonable expectation of profits to be derived from the efforts of others. The so-called “Howey test” applies to any contract, scheme, or transaction, regardless of whether it has any of the characteristics of typical securities. Investments of this nature could include tokens representing interests in digital parcels and liquid cryptocurrency tokens and would include (a) liquid securities and direct equity investments, (b) fungible cryptocurrency tokens, (c) investments in operating companies where we do not control or co-control the operations, or (d) purchases or investments in assets where we do not have control or co-control of the asset.

We believe that NFTs representing 100% interests in metaverse property holdings should not be treated as securities based on the following “Howey test” analysis:

●	Each metaverse digital property holding represents a direct 100% ownership interest in a digital token representing a parcel in a virtual landscape.

●	Each metaverse digital property holding is unique, non-fungible and owned by a single owner, with the value of each digital parcel unique to its specific attributes.

●	Each metaverse digital property holding is controlled by the owner of the digital parcel owner, who or which has sole control and responsibility for developing through digital enhancement (or not) such parcel.

●	The efforts of others which may affect the value of the metaverse digital property holdings are decentralized, unspecific to the promoters of the metaverse and there is neither horizontal nor vertical commonality in the outcomes of all metaverse participants.

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We believe the attributes outlined above do not align with the Howey test concept of “common enterprise,” as each metaverse digital property holding owner has significant control over the development of each digital parcel. In addition, the attributes listed above also support our belief that as the sole owner and controlling party of these metaverse assets, the value of such assets, and therefore the expectation of profits (or other financial returns) will be determined primarily from the actions and activity of the owner of such assets and not from the efforts of others.

Of course, our analysis of whether the Portfolio Assets we hold are deemed securities or not within the meaning of the U.S. federal securities laws does not represent a legal standard nor is it binding on regulators.

Some may argue that in each of the metaverses, the enhancement of the metaverses in general, whether from a technical, marketing, or utilization perspective would confirm the existence of a “common enterprise” or that profits are being derived from the result of others. The digital assets owned by the Company do not entitle the holder to any interest in the profits or intellectual property of the metaverses themselves, only the specific digital asset being held. No owner of a specific digital asset is entitled to the profits derived from or intellectual property associated with any other digital asset. We therefore believe, that any such “common enterprise” argument is difficult to advance. However, the Company cannot make any assurance that the SEC or governmental bodies enforcing securities laws and regulations will agree. (Please see our Risk Factors section for a detailed discussion of the risk associated with the Portfolio Assets being considered securities.)

We do not intend to acquire tokens representing fractional ownership interests in digital parcels as these fractional ownership interest would not enable us to exercise direct and full control over their future development. Even in cases where fractional ownership interests in digital parcels do provide for some level control over the future development, such as through voting, we will not acquire such interests. Since we do not intend to acquire fractional ownership interests, we have not evaluated the business consequences and risks to the Company or investors of the Company’s ownership of those interests.

The Company understands that there are circumstances where tokens representing interests in digital parcels that are offered by a protocol or platform that is in early-stage development could be determined to be “securities” because they may be determined to represent investments in a common enterprise and the efforts of others are required to develop such protocol or platform. The Company does not seek to acquire interests in such protocols or platforms themselves, but rather in the digital assets hosted and displayed for sale on those platforms. There can be no assurance that the SEC or governmental bodies enforcing securities laws and regulations will agree with the Company’s approach and investors should carefully consider our Risk Factors discussing the considerations involved in the Company’s investment in the Portfolio Assets.

Liquidity Event

Depending on the Company’s investment performance, favorable market conditions, and other relevant matters, the Company intends to seek liquidity opportunities (“Liquidity Events”) such as listing the Class B Shares on a marketplace or an exchange. In the event that no Liquidity Event has occurred prior to December 31, 2031, the Company will seek at that time to begin a liquidation process to of its assets and distribute the proceeds from such liquidation to Shareholders.

Legal Proceedings

The Company is not currently subject to any material claims against it, nor is it involved in any legal proceedings.

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MANAGEMENT’S DISCUSSION

AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This section regarding “Management’s Discussion and Analysis of Financial Condition and Results of Operations” includes a number of forward-looking statements that reflect the Company management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by the Company in this report and in its other reports filed with the Commission. Important factors currently known to the Company could cause actual results to differ materially from those in forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or any changes in the future operating results over time. The Company believes that its assumptions are based upon reasonable data derived from and known about its business and operations. No assurances are made that actual results of operations or the results of the Company’s future activities will not differ materially from its assumptions. Factors that could cause differences include, but are not limited to, expected market demand for the Company’s services, fluctuations in pricing for materials, and competition.

Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our,” or the “Company” refer to Realm Metaverse Real Estate Inc.

Business Overview

Realm Metaverse Real Estate Inc. is a Delaware corporation formed on March 9, 2021 to provide investors with diversified exposure to virtual real estate. Since its formation, the Company has been engaged primarily in developing the financial, offering and other materials to begin fundraising and in acquiring the Company’s portfolio of digital assets.

We are considered to be an early-stage company, since we are devoting substantially all of our efforts to establishing our business, and planned principal operations have only recently commenced.

Operating Results

The Company is recently formed and has not generated any revenue.

Liquidity and Capital Resources

As of December 31, 2021, the Company had approximately $1.0 million of cash or cash equivalents and had no financial obligations.

Private Placement Offering

We are currently offering our Class B Common Stock in a private placement offering exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D (the “Regulation D Offering”). That offering is being made only to “accredited investors,” as that term is defined in Rule 501(a) of Regulation D. As of October 11, 2021, we have closed on the sale of 116,461 Class B Shares, for an aggregate purchase price of $12,431,000. We will discontinue the Regulation D Offering prior to the qualification of this Offering Statement.

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Plan of Operations

The Company is focused on acquiring, managing, developing (through digital enhancement), and selling metaverse property holdings across various crypto-based metaverses, including (but not limited to) Decentraland, Somnium Space, Axie Infinity, Cryptovoxels, and The Sandbox. By employing a combination of the Manager and its agents’ experience and knowledge in the real estate, development and digital asset industries, the Company will seek to generate attractive risk-adjusted returns for investors, while contributing to the growth, prosperity, and communities in these virtual worlds.

Purchase of Assets

We use various cryptocurrencies in addition to U.S. dollars to acquire our Portfolio Assets. These cryptocurrencies include:

-	ETH (Ether) is the “native” cryptocurrency of the Ethereum platform, a decentralized an open-source blockchain with smart contract functionality. Ethereum can be used within multiple metaverses.
-	MANA (Decentraland) is an Ethereum token that is used in the Decentraland metaverse.
-	SAND (The Sandbox) is an Ethereum token used in the Sandbox metaverse.
-	AXS (Axie Infinity) is an Ethereum token used in the Axie Infinity metaverse.

We hold these cryptocurrencies for use in the future acquisition of metaverse property holdings and not for speculative purposes or as a store of value.

Accounting for the Purchase of Assets

We account for the acquisition cost for each of our metaverse digital property holdings to include any fees associated with the purchase. These fees are typically transaction fees paid to the blockchain protocol effectuating the transfer and are referred to as “gas fees”. Our cost basis is always accounted for in US dollars. For transactions that are made using a cryptocurrency, we calculate the U.S. dollar value of such transaction at the time of the transaction.

The guidance in U.S. generally accepted accounting principles (“GAAP”) does not currently directly address the accounting for cryptocurrencies. For the reasons explained below, we believe that cryptocurrencies should generally be accounted for as indefinite-lived intangible assets under ASC 350.

We treat each of the cryptocurrencies that we own as intangible property and therefore the use of these cryptocurrencies result in a sale of the cryptocurrency and therefore generate a gain or loss depending on the cost basis of such cryptocurrency. We intend to use the first-in, first-out (FIFO) methodology to determine the basis of these cryptocurrencies.

Cryptocurrency Risk Management

From time to time, the Company may convert U.S. dollars to one or more cryptocurrencies in order to purchase Portfolio Assets. The Company intends to take steps to help manage any risk associated with the holding of cryptocurrencies by, where practicable, minimizing cryptocurrency exposure generally, except (for example) when needed to make certain purchases, e.g., acquiring MANA (a token used to acquire digital parcels in the Decentraland metaverse).

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Token Custodian

Under a Custodial Services Agreement, Coinbase Custody Trust Company, LLC (“Coinbase Custody”) has provided the Company with a segregated custody account controlled and secured by Coinbase Custody to store, on the Company’s behalf, certain digital assets that Coinbase Custody supports. The Company uses the account in connection with trading U.S. dollars for cryptocurrencies that can be used to purchase Portfolio Assets, but the Company does not use the account for “day trading” or similar purposes.

We use our Coinbase Custody account primarily to hold the following digital assets, which we intend to use to purchase metaverse property holdings or other Portfolio Assets:

●	Ethereum
●	MANA
●	USDC

In accordance with the Custodial Services Agreement, our Coinbase Custody account allows Coinbase to store, track, transfer, and manage our balances of particular digital currencies listed as available to trade or custody in our Coinbase Account. Services and supported assets may vary by jurisdiction.

Coinbase Custody securely stores digital currency private keys, which are used to process transactions, in a combination of online and offline storage. All digital currencies held in our account (i.e. Ethereum, MANA, and USDC) are custodial assets held by Coinbase Custody for our benefit. We consider Coinbase Custody to be an industry standard, equivalent to storing cash in a safety deposit box or non-FDIC insured bank account.

Storage of Portfolio Assets

Our Portfolio Assets are held in cryptocurrency wallets such as MetaMask and Gnosis SAFE. MetaMask allows users to store and manage account keys, broadcast transactions, send and receive Ethereum-based cryptocurrencies and tokens, and securely connect to decentralized applications such as Decentraland through a compatible web browser or the mobile app’s built-in browser. Gnosis Safe is a smart contract wallet running on Ethereum that requires a minimum number of people to approve a transaction before it can occur. For example, we are able to set up the wallet to require approval from three people before a transaction within the wallet is executed. This assures that no single person could compromise the assets in the wallet.

As of the date of this Offering Circular, we hold approximately 1,500 digital parcels in our Metamask wallets, representing approximately 50% of our total digital parcels. Our Axie Infinity metaverse land holdings are held in a Ronin wallet. Ronin is a blockchain protocol that the Axie Infinity metaverse runs on. The majority of our Sandbox digital parcels are held in our Gnosis wallet.

The Company continually evaluates the wallets used to hold Portfolio Assets and may from time to time hold assets in various wallets based upon specific features, such as functionality and security. As part of our data protection and security measures, the Company does not intend to provide detailed information regarding the specific custody of its Portfolio Assets or cryptocurrencies.

Accounting for our Portfolio Assets

We have determined that the Company will account for Portfolio Assets as intangible assets under GAAP and, in particular, under FASB ASC 350, “Intangibles - Goodwill and Other,” because digital assets lack physical substance, are not cash or cash equivalents, and are not currently classified or understood to be financial instruments or financial assets under GAAP. In accordance with ASC 350-30-30-1, the initial measurement of digital assets is to be recorded at cost. Portfolio Assets will be tested for impairment at least annually and whenever events or changes in circumstances indicate that, more likely than not, a given Portfolio Asset is impaired. Because no known legal, regulatory, contractual, competitive, economic, or other factors limit the useful life of acquired Portfolio Assets, their useful life, according to FASB ASC 350-30-35-4, is considered to be indefinite.

Accounting for digital assets under GAAP does not offer specific guidance for the treatment of digital assets, and, to date, the Financial Accounting Standards Board (FASB) has decided not to add a project on accounting for cryptocurrencies. For those reasons, a company’s accounting function must draw on various pertinent sections of US GAAP to facilitate accounting for digital assets.

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Net Asset Value

Our Net Asset Value (“NAV”) for each class of shares is based on the net asset values of our investments, the addition of any other assets (such as cash and cryptocurrencies on hand), and the deduction of any liabilities, including the allocation/accrual of any incentive fees to the Manager.

The Manager calculates the NAV for our common stock, consisting of our Class A and Class B shares, and using a process that reflects, (1) the estimated values of each of our Portfolio Assets and investments, including related liabilities, based upon (i) independent third-party valuation reports which primarily rely on comparable sales information, and (ii) for Portfolio Assets that have development or value add plans, progress along such development or value add plan and (2) the price of liquid assets for which third-party market quotes are available, such as coinmarketcap.com or another reputable third-party pricing source.

These guidelines are designed to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments. We intend to calculate our NAV on a quarterly basis.

The NAV presented in the following table provides breakdown of the major components of our total NAV and the NAV per share of common stock as of December 31, 2021:

Components of NAV	Today
Investments in metaverse assets	$37,243,283
Other investments	$5,957,156
Investments in unconsolidated entities	$-
Cash and cash equivalents	$1,044,451
Cryptocurrency holdings	$9,784,663
Estimated 2021 income tax payable	$(477,052)
Accounts receivable	$252,382
Base management fee payable	$(65,780)
Accounts payable	$(71,140)
Net asset value before management incentive fees	$53,667,962
Number of outstanding shares before management incentive fees	124,649
Net asset value per share before management incentive fees	$430.55

Incentive Management Fee

Under the management agreement, the company will pay Republic Realm Manager, LLC (the “Manager”), annually, as to each fiscal year, an incentive management fee (the “Incentive Fee”) equal to twenty five percent (25%) of the amount, if any, by which (a) the Company’s net asset value (“NAV”), as calculated as of the end of that fiscal year, exceeds (b) NAV, as calculated as of the start of that fiscal year. The Incentive Fee will be payable in Class B Shares, which will be valued to equal, as to any fiscal year: (x) NAV, as calculated as of the end of that fiscal year, divided by (y) the aggregate number of Class A Shares and Class B Shares outstanding on the last day of that fiscal year.

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The table below outlines the incentive management fee that would be payable based on the net asset value as of the date of this analysis.

Incentive Management Fee Calculation
Previous Period Net Asset Value per Share	$100.00
Change in Net Asset Value per Share	$330.55
Accrued Incentive Management per Share (25% of difference)	$82.64
Shares to be issued to Manager for Incentive Management Fee	23,924
Shares outstanding including accrued Incentive Management Fee	148,573

Net asset value per share after accrued Incentive Management Fee	$363.95

Metaverse Property Holdings Valuations

In determining the value of our metaverse property holdings, we relied upon an independent valuation report prepared by NonFungible Corp. using the following methodologies:

The Sandbox (LAND): The average USD price on the secondary market of surrounding tokens representing digital plots (X/Y) coordinates over the past two months (60 days).

The Sandbox (ESTATE): The average price of comparable tokens representing digital Estates (12x12, 6x6) over the past few months in the surrounding area.

Decentraland: The value of the digital plots has been estimated on the basis of the average price of LANDs that are close to the same Plaza or the same district. Only the price during the last two months has been taken into account.

Decentraland Estates: Tokens representing digital parcels known as ESTATES have been calculated on the same basis as similar tokens representing digital parcels known as LANDs with the difference being that if an ESTATE has at least one Roadside parcel, that ‘Roadside’ price is then applied to all the parcels in that ESTATE.

Cryptovoxels: The average price of cryptovoxels plots has been calculated based on the most recent secondary market sales available on third party marketplace websites or platforms of digital plots per suburb (USD value taken into account)

Somnium Space: These digital plots have been valued on the basis of the average price of digital plots of comparable virtual size S/M//XL on the secondary market over the past month.

Axie Infinity: Several criteria have been taken in account for Axie LAND: digital parcel type, the proximity to virtual roads and to the Spawn areas. The average value of tokens representing digital parcels known as LAND with these criteria over the past few weeks has been taken in account.

The table below provides a summary of our investments in metaverse digital property holdings as of December 31, 2021:

Metaverse	Number of Parcels	Cost Basis	Cost Per Parcel	Current Value	Value Adjustments	Current Value	% of Metaverse Assets
Sandbox	2,012	$5,520,809	$2,744	$28,189,543	$-1,579,536	$26,610,007	70.68%
Decentraland	294	$1,250,383	$4,253	$4,860,434	$-2,035,374	$2,825,061	7.50%
Axie Infinity	96	$974,055	$10,146	$2,553,409	$0	$2,553,409	6.78%
Cryptovoxels	64	$526,502	$8,227	$1,510,494	$0	$1,510,494	4.01%
Somnium Space	33	$266,083	$8,063	$442,154	$0	$442,154	1.17%
Treeverse	132	$387,885	$2,939	$728,277	$0	$728,277	1.93%
BYOPills	68	$90,125	$1,325	$173,356	$0	$173,356	0.46%
World Wide Webb	20	$72,295	$3,615	$72,295	$0	$72,295	0.19%
Realms for Adventure	15	$57,075	$3,805	$57,075	$0	$57,075	0.15%
Ember Sword	7	$509	$73	$6,605	$0	$6,605	0.02%
Mirandus	4	$181,583	$45,396	$2,284,816	$0	$2,284,816	6.07%
Dvision	18	$18,800	$1,044	$18,800	$0	$18,800	0.05%
Miscellaneous				$365,606	$0	$365,606	0.97%
Total	2,763	$9,346,104	$3,383	$41,262,865		$37,647,956	100.00%

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The table below summarizes other investments we have made as of December 31, 2021:

Asset	Purchase Price	Tokens	Purchase Price Per Token	12/31 Value Per Token	Current Value
ORE Tokens	$50,000	1,250,000	$0.0400	$0.08	$96,750
Bit.Country-SAFT	$50,000	2,173,913	$0.0230	$0.02	$50,000
HighStreet	$100,000	333,333	$0.3000	$11.10	$3,699,996
Nifty Island	$250,000	100,000	$2.5000	$2.50	$250,000
Dehorizons	$150,000	900,000	$0.1667	$0.17	$150,000
Cradles	$75,000	25,000,000	$0.0030		$75,000
MetaStreet-SAFE	$100,000				$100,000
Meta Street-DAO	$300,000				$300,000
Pinelnyx	$250,000				$250,000
Metamundo	$50,000				$50,000
Wilder World	$500,000	177,936	$2.8100	$3.29	$585,409
Big Time	$250,000				$250,000
Bit Country-Land	$100,000				$100,000
Total	$2,225,000				$5,957,156

* Valuations based on acquisition price or publicly available pricing information from coinmarketcap.com

The table below summarizes our cryptocurrency holdings as of December 31, 2021:

Cryptocurrency Holdings	Amount	Price $USD	Total
ETH	259.72	$3,684.13	$956,842
MANA	452,832.67	$3.29	$1,489,819
SAND	990,139.57	$5.85	$5,792,316
USDC	1,133,743.00	$1.00	$1,133,743
AXS	4,417.60	$93.25	$411,941
TOTAL			$9,784,663

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DIRECTORS AND MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information with respect to each of the directors and executive officers of the Company:

Executive Officer	Age	Position held with the Company
Jesse Stein	43	Co-President, Co-Secretary, Co-Treasurer, Principal Financial and Accounting Officer; Member of the Board of Directors
Janine Yorio	45	Co-President, Co-Secretary, Co-Treasurer; Member of the Board of Directors
Andrew Durgee	38	Managing Director; Member of the Board of Directors

Biographical Information

Set forth below is biographical information of our executive officers and directors.

Jesse Stein, the Company’s Co-President, Co-Secretary, Co-Treasurer and Principal Financial and Accounting Officer, as well as one of the three members of the Company’s board of directors, in each case since its formation in March 2021. Mr. Stein also serves as a Managing Director of Everyrealm Inc., the parent company of the Manager, since October 2021. Previously, Mr. Stein served as the co-head of Republic Compound LLC from its formation in May 2020 until February 2022 and as the Chief Operating Officer of Compound Asset Management, Inc. from February 2018 until May 2020. Mr. Stein is also the Managing Principal of Advanced Fundamentals LLC, a data analytics and real estate indexing firm which he founded in July 2016. Previously, Mr. Stein served as the Chief Executive Officer of Commencement Capital, LLC from April 2016 until February 2018 and was a founding member and the Chief Operating Officer of ETRE Financial, LLC, a real estate financial services and information technology company, from August 2012 until February 2016. During his time with ETRE Financial, LLC, Mr. Stein also served as the Chief Operating Officer, Secretary, and a member of the Board of Directors of ETRE REIT, LLC. Mr. Stein previously served as the Executive Vice President of Acquisitions for United Realty Advisors, LP, an affiliate of United Realty Partners, LLC, a privately held real estate investment and advisory firm, from September 2011 through June 2013. Prior to joining United Realty Partners, LLC. Mr. Stein was a Managing Director at Multi Capital Group, a boutique real estate and investment banking firm. Mr. Stein was employed by Multi Capital Group from September 2005 until December 2008 and from March 2011 until September 2011. Mr. Stein began his career in 2000 as an equities trader and has a background in both trading as well as real estate investment banking. Mr. Stein graduated from Cornell University and received a Master’s Degree in Real Estate Investment from New York University.

Janine Yorio, the Company’s Co-President, Co-Secretary and Co-Treasurer, and one of the members of the Company’s board of directors, in each case since its formation in March 2021. Mrs. Yorio also serves as the Chief Executive Officer of Everyrealm Inc., the parent company of the Manager, since October 2021. Previously, Mrs. Yorio has served as the Chief Executive Officer of Compound Asset Management, Inc. from February 2018. Mrs. Yorio was previously the Chief Executive Officer of Stayawhile, Inc. a short-term rental company that she founded in October 2016. Prior to founding Stayawhile, she worked as co-founder of Roam Co-Living from July 2015 to April 2016. From February 2009 to July 2015, she was founder and CEO of NewSeed Advisors, a boutique investment banking firm for the farmland and sustainable agriculture industries which was sold to a publicly traded company. Prior to that, she worked as Senior Vice President of Acquisitions and Development at Andre Balazs Properties (owner/manager of the Standard Hotels, Chateau Marmont, Sunset Beach and Mercer Hotel), and prior to that she was managing director of NorthStar Capital, where she managed a diversified portfolio of structured real estate investments, including the initial public offerings for three REITs and for Morgans Hotel Group. She began her career in investment banking at Salomon Brothers Inc. Mrs. Yorio graduated from Yale University.

Andrew Durgee, who holds the title of Managing Director with the Company and is one of the members of the Company’s board of directors, is also the Managing Director at Republic Crypto LLC, having entered crypto in early 2010, pioneering early blockchain technology plays, including an industry first multi signature wallet repository. Mr. Durgee also serves as a member of the board of directors of Everyrealm Inc., the parent company of the Manager, since October 2021. Andrew studied Management Engineering at Worcester Polytechnic Institute and is a highly skilled executive with over 12 years of experience. Mr. Durgee is a supervised person of a registered investment adviser. Andrew was previously a Partner at a leading blockchain advisory group, TLDR.

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Directors serve until their successors are duly elected and qualified.

There are no arrangements or understandings pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person and no officer or director is acting on behalf of, nor will any of them act at the direction of, any other person.

There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

To the best of our knowledge, during the past five years:

●	none of our directors or executive officers has been convicted in a criminal proceeding (excluding traffic violations and other minor offences);

●	nor has any petition under the federal bankruptcy laws or any state insolvency law been filed by or against, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of, (i) any such director or executive officer, (ii)any partnership in which he or she was general partner at or within two years before the time of such filing, or (iii) any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing.

The Manager and the Management Agreement

The Manager has been engaged by the Company under the Management Agreement to provide the Company with certain management and advisory services. Subject to the supervision of the Company’s board of directors, the Manager is responsible for managing the Company’s business and day-to-day affairs and implementing its investment strategy. The Manager and its officers are required to devote only so much of their time to the Company’s affairs as in the Manager’s judgment the conduct of its business reasonably requires.

The Manager maintains a contractual, as opposed to a fiduciary, relationship with us, and its contractual relationship with us gives it no relationship with our investors. Under the Management Agreement, we have agreed to limit the liability of the Manager and to indemnify it against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager consist of (i) assisting in screening and evaluating business proposals and opportunities for the Company, (ii) assisting as needed in respect of transactions under which the Company makes investments, (iii) monitoring the holdings of the Company, and (iv) evaluating liquidity options and dispositions for assets held by the Company.

44

Management Compensation

Pursuant to the Management Agreement, the Manager, or affiliated entities, may receive fees and expense reimbursements for services relating to this Offering and the investment and management of our properties. The items of compensation are summarized in the following table:

Form of Compensation	Description

Reimbursement of Expenses:	We will reimburse the Manager for out-of-pocket expenses in connection with our organization and this Offering, in connection with our operations and the acquisition of Portfolio Assets, and in connection with third parties providing services to us. Any such reimbursement will not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs.

Base Management Fee:	As compensation for the services rendered by the Manager under the Management Agreement, the Company will pay the Manager, in cash, a base management fee equal to 0.5%, per fiscal quarter, of the aggregate contributed capital of the holders of the Class A Shares and Class B Shares as of the last day of the quarter.

Incentive Management Fee:	Under the Management Agreement, the Company will pay the Manager, annually, as to each fiscal year, an incentive management fee (the “Incentive Fee”) equal to twenty five percent (25%) of the amount, if any, by which (a) the Company’s net asset value (“NAV”), as calculated as of the end of that fiscal year, exceeds (b) NAV, as calculated as of the start of that fiscal year. The Incentive Fee will be payable in Class B Shares, which will be valued to equal, as to any fiscal year: (x) NAV, as calculated as of the end of that fiscal year, divided by (y) the aggregate number of Class A Shares and Class B Shares outstanding on the last day of that fiscal year. NAV is to be calculated in accordance with the two following paragraphs, as applicable.

For the purposes of the immediately preceding paragraph (other than in the circumstances described in the following paragraph), (a) the Manager will calculate NAV as of the end of each fiscal year using a process that reflects, as of the end of the last day of that fiscal year, (1) the estimated values of each of our Portfolio Assets and investments, including related liabilities, based upon (i) comparable sales information and operating income, and (ii) for Portfolio Assets that have digital development or value add plans, progress along such digital development or value add plan and (2) the price of liquid assets for which third-party market quotes are available, such as CoinMarketCap.com or another reputable third-party pricing source (“Public Pricing Source”), and (b) NAV as of the start of each fiscal year will be NAV as determined under clause (a) of this paragraph for the immediately preceding fiscal year.

If the Class B Shares are listed on a marketplace or an exchange for trading (including an alternative trading system (ATS) operated in compliance with Regulation ATS), and if (but only if) the Class B Shares are so listed on the last 10 trading days of a fiscal year, (a) NAV as of the end of that fiscal year will be calculated not in accordance with the immediately preceding paragraph but, instead, as (1) the average, for the last 10 trading days of that fiscal year, of the listed Class B Shares’ stock price for each such day multiplied by (2) the aggregate number of Class A Shares and Class B Shares outstanding on the last day of that fiscal year and (b) NAV as of the start of each fiscal year will be NAV as determined under clause (a) of this paragraph for the immediately preceding fiscal year.

45

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company. Our executive officers and directors, who are also control persons of the Manager, manage our day-to-day affairs; oversee the review, selection and recommendation of investment opportunities; services acquired properties; and monitor the performance of these properties to ensure that they are consistent with our investment objectives. Each of these individuals receives, from the Manager, compensation for his or her services, including services performed for us on behalf of the Manager. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the information concerning the number of outstanding shares of the Common Stock owned beneficially as of the date of this Offering Circular by (i) all Company executive officers and directors as a group and (ii) each person who beneficially owns more than 10% of the Common Stock. All shares shown in the table as beneficially owned are owned directly by the named beneficial owner(s). The Company has no class of voting securities other than the Class A Common Stock and the Class B Common Stock.

Name and address of beneficial owner	Share Class	Amount of beneficial ownership	Amount of beneficial ownership acquirable	Percent of class
Directors and executive officers as a group	Class A	0	0	0%
Directors and executive officers as a group	Class B	0	0	0%
Republic Realm Manager, LLC(1)(2)	Class A	8,188	0	100%

(1) 350 Main Street, Suite A3, Lakeville CT 06039

(2) The beneficial owner of a majority of the limited liability company interests in Republic Realm Manager, LLC is Everyrealm Inc., an entity associated with OpenDeal Inc. dba Republic.

Unless otherwise indicated, the stockholders listed above possess sole voting and investment power with respect to the shares of Common Stock they own.

Changes in Control

There are no present arrangements or pledges of any of our securities, equity or debt, that may result in a change in our control.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS.

The Manager has purchased 8,188 Class A Shares at a weighted average price of $88.54 per share, for aggregate consideration of $725,000, which was paid to the Company in a combination of cash and digital assets that the Manager had previously acquired with the intention of transferring them to the Company. Such digital assets were assigned a value equal to their acquisition price.

46

SECURITIES BEING OFFERED

General

The following description summarizes important terms of the Common Stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation (the “Certificate of Incorporation”) and our bylaws, both of which have been filed as exhibits to the Offering Statement. For more detailed information, please refer to these exhibits.

As of the date of this Offering Circular, the Company’s authorized capital stock consists of 20,000 Class A Shares and 160,000 Class B Shares. As of December 31, 2021, 8,188 Class A Shares and 116,461 Class B Shares are issued and outstanding. As of the date of this Offering Circular, no preferred stock is authorized under the Certificate of Incorporation, nor is any preferred stock issued or outstanding. The Company intends to amend the Certificate of Incorporation before the Qualification Date to authorize a number of Class B Shares that equals or exceeds the number of Class B Shares offered for sale in this Offering and in the Regulation D Offering.

We have not undergone a stock split; paid either a cash dividend or a stock dividend; effected a recapitalization of our securities; entered into a merger; acquired any material asset, partnership or corporation; effected a spin-off; or performed a reorganization from the date of our formation. With the exception of the contemplated acquisition of material assets, as described in this Offering Circular, no such acts or activities are being contemplated for the future.

Common Stock

Voting Rights. The holders of the Class B Common Stock are entitled to one vote for each Class B Share held of record on all matters submitted to a vote of the stockholders of the Company. The holders of the Class A Common Stock are entitled to twenty votes for each Class A Share held of record on all matters submitted to a vote of the stockholders of the Company. Under the Certificate of Incorporation and our bylaws, any corporate action to be taken by vote of stockholders other than for election of directors is authorized by the affirmative vote of a majority of the votes cast, in the aggregate, by the holders of the Class A Shares and the Class B Stockholders. Directors are generally elected by a plurality of stockholder votes, except that vacancies on the board may also be filled by the affirmative vote of a majority of the remaining directors (even if less than a quorum). Class B Stockholders do not have cumulative voting rights and, except as otherwise provided by applicable law, have no right to vote as a separate class on matters submitted to a vote of the stockholders of the Company.

Dividend Rights. Holders of shares of Common Stock (whether Class A Shares or Class B Shares) are entitled to receive, ratably, those dividends, if any, that may be declared from time to time by the Company’s board of directors out of legally available funds. Specifically, the holder of a Class B Share is entitled to the same dividend as a holder of a Class A Share.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of shares of Common Stock (whether Class A Shares or Class B Shares) would be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Other Rights. Class B Stockholders have no preemptive, conversion or subscription rights, nor do any redemption or sinking fund provisions apply to the Class B Common Stock. The rights, preferences and privileges of the Class B Stockholders with respect to their Class B Shares would be subject to, and could be adversely affected by, the rights of the holders of shares of any future class or series of preferred stock.

LEGAL MATTERS

Certain legal matters with respect to the Class B Shares will be passed upon by the law firm of Ross Law Group, PLLC, New York, New York.

INDEPENDENT AUDITOR

The Company’s financial statement for March 9, 2021 (inception) included in this Offering Circular. has been audited by Artesian CPA, LLC, an independent certified public accounting firm, as stated in its report appearing herein.

47

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in the Company. All potential investors in the Class B Common Stock are entitled to review copies of any other agreements described in this Offering Circular and Offering Circular supplements, if any. In the Subscription Agreement, investors will be required to represent that they are completely satisfied with the results of their pre-investment due diligence activities.

The Manager will answer inquiries from potential investors in Offerings concerning the Company, the Manager and other matters relating to the offer and sale of the Class B Shares under this Offering Circular. The Company will afford the potential investors in the Class B Shares the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire, without unreasonable effort or expense, information that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

Realm Metaverse Real Estate Inc.

350 Main Street, Suite A3, Lakeville CT 06039

1-212-401-6930

Email: hello@republicrealm.com

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

48

Realm Metaverse Real Estate Inc.

A Delaware Corporation

Financial Statement and Independent Auditor’s Report

March 9, 2021 (inception)

49

REALM METAVERSE REAL ESTATE INC.

TABLE OF CONTENTS

Page

INDEPENDENT AUDITOR’S REPORT	F-2

FINANCIAL STATEMENT AS OF MARCH 9, 2021 (INCEPTION):

Balance Sheet as of March 9, 2021 (Inception)	F-4

Notes to March 9, 2021 Financial Statement	F-5 – F-9

FINANCIAL STATEMENTS AS OF JUNE 30, 2021 (UNAUDITED)

Financial Statements as of June 30, 2021 (unaudited)	F-10 – F -13

F-1

To the Board of Directors

Republic Realm, Inc.

Dover, Delaware

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statement of Republic Realm, Inc. (the “Company”) which comprise the balance sheet as of March 9, 2021 (inception), and the related notes to the financial statement.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the consolidated financial position of the Company as of March 9, 2021 (inception) in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statement, the Company has not commenced planned principal operations and has not generated revenues or profits. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statement does not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statement is available to be issued.

F-2

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Artesian CPA, LLC
Denver, Colorado
August 3, 2021

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-3

REALM METAVERSE REAL ESTATE INC.

BALANCE SHEET

As of March 9, 2021 (inception)
ASSETS
Current Assets:
Cash and cash equivalents	$-
Total Current Assets	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities	$-

Stockholders’ Equity (Deficit):
Class A Common Stock, $0.00001 par value, 80,000 shares authorized, no shares issued and outstanding as of March 9, 2021 (inception)	-
Class B Common Stock, $0.00001 par value, 20,000 shares authorized, no shares issued and outstanding as of March 9, 2021 (inception)	-

Additional paid-in capital	-
Retained earnings	-
Total Stockholders’ Equity (Deficit)	-

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of this financial statement.

F-4

REALM METAVERSE REAL ESTATE INC.

NOTES TO FINANCIAL STATEMENT

As of March 9, 2021 (inception)

NOTE 1: NATURE OF OPERATIONS

Realm Metaverse Real Estate Inc. (the “Company”) is a corporation organized March 9, 2021 under the laws of Delaware. The Company was formed to make investments, primarily in digital parcels, including but not limited to the acquisition, management, development, and sales of metaverse property holdings across various crypto-based metaverses.

Republic Realm Manager, LLC, a Delaware limited liability company controlled by the same principals who control the Company, has been engaged as the manager (the “Manager”) to the Company, to provide management advice to the Company in accordance with a management agreement (the “Management Agreement”). The Manager (i) assists in screening and evaluating business proposals and opportunities for the Company, (ii) assists as needed in respect of transactions under which the Company makes investments, (iii) monitors the holdings of the Company, and (iv) evaluates liquidity options and dispositions for assets held by the Company.

Management Compensation

Pursuant to the Management Agreement, the Manager, or affiliated entities, may receive fees and expense reimbursements for services relating to the offering of interests in the Company and relating to the investment and management of the Company’s assets. The items of compensation of the Manager are summarized in the following table:

Form of Compensation	Description

Reimbursement of Expenses:

The Company will reimburse the Manager for out-of-pocket expenses in connection with the organization of the Company and the offering of interests in it, in connection with its operations and the acquisition of its holdings (its “Portfolio Assets”), and in connection with third parties providing services to it. Any such reimbursement will not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs.

Base Management Fee:

As compensation for the services rendered by the Manager under the Management Agreement, the Company will pay the Manager, in cash, a base management fee equal to 0.5%, per fiscal quarter, of the aggregate contributed capital of the holders of stock of the Company as of the last day of the quarter.

Incentive Management Fee:	Under the Management Agreement, the Company will pay the Manager, annually, as to each fiscal year, an incentive management fee (the “Incentive Fee”) equal to twenty five percent (25%) of the amount, if any, by which (a) the Company’s net asset value (“NAV”), as calculated as of the end of that fiscal year, exceeds (b) NAV, as calculated as of the start of that fiscal year. The Incentive Fee will be payable in shares of the Company’s Class B common stock (“Class B Shares”), which will be valued to equal, as to any fiscal year: (x) NAV, as calculated as of the end of that fiscal year, divided by (y) the aggregate number of Class B Shares and shares of the Company’s Class A common stock (“Class A Shares”) outstanding on the last day of that fiscal year. NAV is to be calculated in accordance with the two following paragraphs, as applicable.

F-5

For the purposes of the immediately preceding paragraph (other than in the circumstances described in the following paragraph), (a) the Manager is required to calculate NAV as of the end of each fiscal year of the Company using a process that reflects, as of the end of the last day of that fiscal year, (1) the estimated values of each of the Company’s Portfolio Assets and investments, including related liabilities, based upon (i) comparable sales information and operating income, and (ii) for Portfolio Assets that have development or value add plans, progress along such development or value add plan and (2) the price of liquid assets for which third-party market quotes are available, such as CoinMarketCap.com or another reputable third-party pricing source, and (b) NAV as of the start of each fiscal year will be NAV as determined under clause (a) of this paragraph for the immediately preceding fiscal year.

If the Class B Shares are listed on a marketplace or an exchange for trading (including an alternative trading system (ATS) operated in compliance with Regulation ATS), and if (but only if) the Class B Shares are so listed on the last 10 trading days of a fiscal year, (a) NAV as of the end of that fiscal year will be calculated not in accordance with the immediately preceding paragraph but, instead, as (1) the average, for the last 10 trading days of that fiscal year, of the listed Class B Shares’ stock price for each such day multiplied by (2) the aggregate number of Class A Shares and Class B Shares outstanding on the last day of that fiscal year and (b) NAV as of the start of each fiscal year will be NAV as determined under clause (a) of this paragraph for the immediately preceding fiscal year.

The Manager has been engaged by the Company under the Management Agreement to provide the Company with certain management and advisory services. Subject to the supervision of the Company’s board of directors, the Manager is responsible for managing the Company’s business and day-to-day affairs and implementing its investment strategy. The Manager and its officers are required to devote only so much of their time to the Company’s affairs as in the Manager’s judgment the conduct of its business reasonably requires. Under the Management Agreement, the Company has agreed to limit the liability of the Manager and to indemnify it against certain liabilities.

As of March 9, 2021 (inception), the Company has not yet commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations to raise capital. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure additional funding to operationalize the Company’s planned operations or failing to profitably operate the business.

NOTE 2: GOING CONCERN

The accompanying financial statement has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet commenced planned principal operations or incurred significant costs in pursuit of its capital financing plans, and it has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months following the date as of which the financial statement was available to be issued is dependent upon its ability to obtain additional capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts.

These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statement does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

F-6

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. As of March 9, 2021 (inception), the Company has not established a deposit account with a financial institution.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet approximate their fair value.

Revenue and Cost Recognition

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts to provide goods or services to customers.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied. As of March 9, 2021 (inception), no revenue has been recognized by the Company.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

F-7

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.

The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statement. The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future. The Company estimates it has net operating loss carryforwards of $0 as of March 9, 2021 (inception). The Company pays taxes at an effective blended rate of 26.1% and has used this effective rate to derive a net deferred tax asset of $0 as of March 9, 2021 (inception). Due to uncertainty as to the Company’s ability to generate sufficient taxable income in the future to utilize the net operating loss carryforwards before they begin to expire, the Company will record a full valuation allowance to reduce its net deferred tax assets to zero until sufficient evidence exists to reverse the valuation allowance.

The Company files U.S. federal and state income tax returns. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

NOTE 4: STOCKHOLDERS’ EQUITY (DEFICIT)

The Company has authorized 80,000 shares of $0.00001 par value Class A Common Stock and 20,000 shares of $0.00001 par value of Class B Common Stock. As of March 9, 2021 (inception), no shares of any class were issued or outstanding. The dual class structure of the Common Stock has the effect of concentrating the voting control of the Company with the holders of the shares of Class A Common Stock. The Class A Shares have twenty votes per share, and the Class B Shares have one vote per share.

If and upon a liquidation of the Company, the holders of Class A Common Stock and Class B Common Stock have rights to all available net assets available for distribution on a pro rata basis.

Each holder of Class A Common Stock shall have the right to twenty (20) votes per share of Class A Common Stock and shall be entitled to vote upon such matters and in such manner as may be provided by law. Each holder of Class B Common Stock shall have the right to one (1) vote per share of Class B Common Stock and shall be entitled to vote upon such matters and in such manner as may be provided by law.

NOTE 5: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. The Company adopted this new standard effective at its inception date.

F-8

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company is continuing to evaluate the impact of this new standard on its financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statement. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 6: SUBSEQUENT EVENTS

Amendment and Restatement of Certificate of Incorporation

On March 19, 2021 the Company filed an amended and restated certificate of incorporation with the State of Delaware amending the number of total shares of Class A Common Stock which the Company is authorized to issue to 20,000 and the number of total shares of Class B Common Stock which the Company is authorized to issue to 160,000.

Each holder of Class A Common Stock shall have the right to twenty (20) votes per share of Class A Common Stock and shall be entitled to vote upon such matters and in such manner as may be provided by law. Each holder of Class B Common Stock shall have the right to one (1) vote per share of Class B Common Stock and shall be entitled to vote upon such matters and in such manner as may be provided by law.

Stock Issuances

Between March 24, 2021 and June 24, 2021, the Manager purchased 8,188 Class A Shares in separate transactions: the first 4,688 Class A shares at $80.00 per share, and the balance (3,500 Class A shares) at $100.00 per share, for total consideration of $725,000 (weighted average sale price of $88.54 per Class A Share).

On March 24, 2021, the Company commenced a private placement offering under Rule 506(c) of Regulation D for the sale of Class B Common Stock. As of June 30, 2021, the Company had issued 63,981 shares of Class B Common Stock, receiving gross proceeds of $6,103,000 (weighted average sale price of $95.39 per share of Class B Common Stock).

Asset Acquisitions

As of June 30, 2021, the Company has acquired the following digital parcels:

Metaverse	# of Parcels Owned	Total Cost Basis
Decentraland	294	$1,231,922
The Sandbox	1,069	$726,119
Axie Infinity	76	$479,963
CryptoVoxels	27	$155,543
Somnium Space	14	$105,408
EmberSword	6	$414
DeNations	1	$124
Total Digital Parcel Portfolio	1,487	$2,808,342

See accompanying Independent Auditor’s Report

F-9

REALM METAVERSE REAL ESTATE INC.

BALANCE SHEET (unaudited)

(US$)	30-Jun-21
Assets:
Investments in Metaverse Property Holdings	$2,692,675
Other Investments	140,779
Cryptocurrencies	925,065
Cash & Equivalents	2,843,610
Total Assets	6,602,129

Liabilities and Members’ Equity (Deficit)
Liabilities:
Subscriptions receivable	525,000
Accounts payable and accrued expenses	39,130
Total Liabilities	564,130

Equity
Class A common stock, $0.0001 par value, 20,000 shares authorized and 8,188 outstanding	-
Class B common stock, $0.0001 par value, 160,000 shares authorized and 63,981 outstanding	-
Additional paid-in capital	6,828,000
Retained earnings / (accumulated deficit)	(790,001)
Total Members’ Equity	6,037,999
Total Liabilities and Members’ Equity (Deficit)	$6,602,129

F-10

REALM METAVERSE REAL ESTATE INC.

STATEMENT OF OPERATIONS (unaudited)

For the period between March 9, 2021 (inception) and June 30, 2021
Revenues
Realized Gain (Loss) on cryptocurrencies	(586,383)
Total revenues	(586,383)
Operating expenses
General & Administrative	(42,318)
Transaction Costs	(118,174)
Development Expenses	(8,986)
Management Fees	(34,140)
Total expenses	(203,618)
Net Loss	$(790,001)

F-11

REALM METAVERSE REAL ESTATE INC.

STATEMENT OF EQUITY (unaudited)

For the period from March 9, 2021 (inception) to June 30, 2021
Balance at inception	$-
Paid in capital from Class A shareholders	725,000
Paid in capital from Class B shareholders	6,103,000
Net Loss	(790,001)
Balance at June 30, 2021	$6,037,999

F-12

REALM METAVERSE REAL ESTATE INC.

STATEMENT OF CASH FLOW (unaudited)

For the period from March 9, 2021 (inception) to June 30, 2021
Cash Flows From Operating Activities
Net Loss	$(790,001)
Impairment of metaverse property holdings	115,667
Accounts Payable	39,130
Net Cash Used In Operating Activities	(635,204)
Cash Flows From Financing Activities
Paid-in capital	6,828,000
Subscriptions Receivable	525,000
Net Cash Provided By Financing Activities	7,353,000

Cash Flow From Investing Activities
Acquisition of metaverse property holdings and other investments	(3,874,186)
Net Cash Used In Investing Activities	(3,874,186)

Net Change In Cash	2,843,610

Cash at Beginning of Period	-
Cash at End of Period	$2,843,610

F-13

REALM METAVERSE REAL ESTATE INC.

NOTES TO FINANCIAL STATEMENTS

As of June 30, 2021

NOTE 1: NATURE OF OPERATIONS

Realm Metaverse Real Estate Inc. (the “Company”) is a corporation organized March 9, 2021 under the laws of Delaware. The Company was formed to make investments, primarily in digital parcels, including but not limited to the acquisition, management, development, and sales of metaverse property holdings across various crypto-based metaverses.

Everyrealm Manager, LLC, a Delaware limited liability company controlled by the same principals who control the Company, has been engaged as the manager (the “Manager”) to the Company, to provide management advice to the Company in accordance with a management agreement (the “Management Agreement”). The Manager (i) assists in screening and evaluating business proposals and opportunities for the Company, (ii) assists as needed in respect of transactions under which the Company makes investments, (iii) monitors the holdings of the Company, and (iv) evaluates liquidity options and dispositions for assets held by the Company.

Management Compensation

Pursuant to the Management Agreement, the Manager, or affiliated entities, may receive fees and expense reimbursements for services relating to the offering of interests in the Company and relating to the investment and management of the Company’s assets. The items of compensation of the Manager are summarized in the following table:

Form of Compensation	Description

Reimbursement of Expenses:

The Company will reimburse the Manager for out-of-pocket expenses in connection with the organization of the Company and the offering of interests in it, in connection with its operations and the acquisition of its holdings (its “Portfolio Assets”), and in connection with third parties providing services to it. Any such reimbursement will not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs.

Base Management Fee:

As compensation for the services rendered by the Manager under the Management Agreement, the Company will pay the Manager, in cash, a base management fee equal to 0.5%, per fiscal quarter, of the aggregate contributed capital of the holders of stock of the Company as of the last day of the quarter.

Incentive Management Fee:	Under the Management Agreement, the Company will pay the Manager, annually, as to each fiscal year, an incentive management fee (the “Incentive Fee”) equal to twenty five percent (25%) of the amount, if any, by which (a) the Company’s net asset value (“NAV”), as calculated as of the end of that fiscal year, exceeds (b) NAV, as calculated as of the start of that fiscal year. The Incentive Fee will be payable in shares of the Company’s Class B common stock (“Class B Shares”), which will be valued to equal, as to any fiscal year: (x) NAV, as calculated as of the end of that fiscal year, divided by (y) the aggregate number of Class B Shares and shares of the Company’s Class A common stock (“Class A Shares”) outstanding on the last day of that fiscal year. NAV is to be calculated in accordance with the two following paragraphs, as applicable.

F-14

For the purposes of the immediately preceding paragraph (other than in the circumstances described in the following paragraph), (a) the Manager will calculate NAV as of the end of each fiscal year using a process that reflects, as of the end of the last day of that fiscal year, (1) the estimated values of each of our Portfolio Assets and investments, including related liabilities, based upon (i) comparable sales information and operating income, and (ii) for Portfolio Assets that have digital development or value add plans, progress along such digital development or value add plan and (2) the price of liquid assets for which third-party market quotes are available, such as CoinMarketCap.com or another reputable third-party pricing source (“Public Pricing Source”), and (b) NAV as of the start of each fiscal year will be NAV as determined under clause (a) of this paragraph for the immediately preceding fiscal year.

If the Class B Shares are listed on a marketplace or an exchange for trading (including an alternative trading system (ATS) operated in compliance with Regulation ATS), and if (but only if) the Class B Shares are so listed on the last 10 trading days of a fiscal year, (a) NAV as of the end of that fiscal year will be calculated not in accordance with the immediately preceding paragraph but, instead, as (1) the average, for the last 10 trading days of that fiscal year, of the listed Class B Shares’ stock price for each such day multiplied by (2) the aggregate number of Class A Shares and Class B Shares outstanding on the last day of that fiscal year and (b) NAV as of the start of each fiscal year will be NAV as determined under clause (a) of this paragraph for the immediately preceding fiscal year.

NOTE 2: GOING CONCERN

The accompanying financial statements has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern for the next twelve months following the date as of which the financial statements were available to be issued is dependent upon its ability to obtain additional capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts.

These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

F-15

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet approximate their fair value.

Impairments of Metaverse Property Holdings

As of June 30, 2021, the Company had recognized impairments to its metaverse property holdings in an amount of $115,667.

Revenue and Cost Recognition

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts to provide goods or services to customers.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied. As of March 9, 2021 (inception), no revenue has been recognized by the Company.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

F-16

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.

The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statement. The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future. The Company estimates it has net operating loss carryforwards of $0 as of March 9, 2021 (inception). The Company pays taxes at an effective blended rate of 26.1% and has used this effective rate to derive a net deferred tax asset of $0 as of March 9, 2021 (inception). Due to uncertainty as to the Company’s ability to generate sufficient taxable income in the future to utilize the net operating loss carryforwards before they begin to expire, the Company will record a full valuation allowance to reduce its net deferred tax assets to zero until sufficient evidence exists to reverse the valuation allowance.

The Company files U.S. federal and state income tax returns. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

NOTE 4: STOCKHOLDERS’ EQUITY (DEFICIT)

The Company has authorized 20,000 shares of $0.00001 par value Class A Common Stock and 160,000 shares of $0.00001 par value of Class B Common Stock. As of June 30, 2021 (inception), the Company had issued 8,188 shares of Class A Common Stock and 63,981 shares of Class B Common Stock. The dual class structure of the Common Stock has the effect of concentrating the voting control of the Company with the holders of the shares of Class A Common Stock. The Class A Shares have twenty votes per share, and the Class B Shares have one vote per share.

If and upon a liquidation of the Company, the holders of Class A Common Stock and Class B Common Stock have rights to all available net assets available for distribution on a pro rata basis.

Each holder of Class A Common Stock shall have the right to twenty (20) votes per share of Class A Common Stock and shall be entitled to vote upon such matters and in such manner as may be provided by law. Each holder of Class B Common Stock shall have the right to one (1) vote per share of Class B Common Stock and shall be entitled to vote upon such matters and in such manner as may be provided by law.

NOTE 5: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. The Company adopted this new standard effective at its inception date.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company is continuing to evaluate the impact of this new standard on its financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statement. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 6: SUBSEQUENT EVENTS

Stock Issuances

On March 24, 2021, the Company commenced a private placement offering under Rule 506(c) of Regulation D for the sale of Class B Common Stock. Between June 30, 2021 and December 31, 2021, the Company issued 52,480 shares of Class B Common Stock, receiving gross proceeds of $6,328,000 (weighted average sale price of $120.58 per share of Class B Common Stock).

F-17

INDEX TO EXHIBITS/DESCRIPTION OF EXHIBITS

Exhibit Number	Description

1.1	Broker-Dealer Agreement with Dalmore Group, LLC**
2.1	Certificate of Incorporation*
2.2	Amended and Restated Certificate of Incorporation*
2.3	Bylaws*
4.1	Subscription Agreement**
6.1	Management Agreement with Republic Realm Manager, LLC**
6.2	Bitpay Agreement**
6.3	Escrow Agent Agreement**
6.4	Custodial Services Agreement with Coinbase Custody Trust Company, LLC
11.1	Consent of Artesian CPA, LLC
12.1	Legal Opinion of Ross Law Group, PLLC**
13.1	Testing the Waters materials

*	Previously filed
**	To be filed by amendment

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 25, 2022.

REALM METAVERSE REAL ESTATE INC.

By:	/s/ Jesse Stein
Name:	Jesse Stein
Title:	Co-President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jesse Stein
Name:	Jesse Stein
Title:	Co-President and Co-Treasurer (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer); and Director

/s/ Janine Yorio
Name:	Janine Yorio
Title:	Director

/s/ Andrew Durgee
Name:	Andrew Durgee
Title:	Director

51